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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) June 15, 2009

                            CONSORTEUM HOLDINGS, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)

          Nevada                    333-140236
----------------------------   -----------------------    ----------------------
(State or other jurisdiction  (Commission File Number)    IRS Identification No.
of incorporation)

          Suite 202, 2900 John Street, Markham, Ontario Canada L3R 5G3
          -------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

    Registrant's telephone number, including area code 1 (866) 824 8854.


               131 Court Street, #11, Exeter, New Hampshire 03833
          -------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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Explanatory note: On June 15, 2009 Consorteum Holdings, Inc. (the "Company" or
"CHI") completed and closed an agreement and plan of exchange pursuant to which it exchanged 39,999,750 shares of its common stock for an equivalent number of shares of common stock of Consorteum, Inc., a corporation organized under the laws of the Province of Ontario ("Consorteum"). The Consorteum shares the Company received represent all of the issued and outstanding shares of Consorteum. As a result of the exchange, Consorteum became a wholly-owned subsidiary of the Company. The Report on Form 8-K describes the events at the closing under the relevant Items and the business of Consorteum under Item 2.01.

Note 1:  All dollar amounts are in US Dollars.

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

         (A)-(F)

         On June 15, 2009, Consorteum Holdings, Inc., a Nevada corporation (formerly known as Implex Corporation and hereinafter "CHI" or the "Company"), Consorteum, Inc., a corporation organized under the laws of the Province of Ontario ("Consorteum"), and the holders of all of the issued and outstanding shares of common stock of Consorteum (the "Consorteum Stockholders"), closed the transactions described in the agreement and plan of exchange dated May 5, 2009 (the "Exchange Agreement") by and among CHI, Consorteum and the Consorteum Stockholders. A copy of the Exchange Agreement was filed with the Company's Form 8-K filing on May 8, 2009. Under the Exchange Agreement, the Company exchanged 39,999,750 shares of its common stock for 39,999,750 shares of common stock of Consorteum (the "Consorteum Shares") owned by the Consorteum Stockholders. The Consorteum Shares represent 100% of all of the issued and outstanding shares of Consorteum common stock. The Company issued its shares of common stock pro rata to the number of shares of Consorteum owned by each Consorteum Stockholder. For purposes of U.S. federal income taxes, the transaction is intended to qualify as a "B" Reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986 (the "Code"). As a result, at the closing of the Exchange Agreement, Consorteum became a wholly-owned subsidiary of the Company.

         At the closing under the Exchange Agreement, CHI's President and CEO (until the closing) returned twenty-three million (23,000,000) shares of the Company's Common Stock that he owned to the Company for cancellation. In return, the Company transferred to him the business plan and other concepts he contributed to the Company in August 2008, at the time he joined the Company.

         Consorteum was organized on April 2, 2006 and is a development stage company. Consorteum is a systems integration company within the financial services, payment and transaction processing industries. Consorteum oversees and coordinates the creation and distribution of a variety of prepaid credit card plans and services in different sectors ranging from government welfare programs to golf course member loyalty reward programs. Consorteum's organization also enables it to act as a principal in certain ventures if it chooses. Consorteum's business is described below under "Business of Consorteum, Inc."


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         Other than the transactions described in the Exchange Agreement, there is no relationship between the Company or its affiliates and Consorteum or its affiliates. However, James D. Beatty, the Chairman of the Board of the Company, is also the Chairman of the Board of Consorteum. The Company was introduced to Consorteum in 2008 for the purposes of acquiring Consorteum as a portfolio company; however, such a transaction was precluded by the Company's failure to attract the seed capital to commence portfolio company acquisitions. This transaction is the sole acquisition by the Company and all discussions with other potential portfolio companies have been terminated.

         As a result of the Exchange Agreement closing, the Consorteum Stockholders own approximately 85.3% of the issued and outstanding common stock of CHI. The share exchange resulted in a change of control in the ownership of the Company. For information about the change of control see Item 5.01 of this Report -- Changes in Control of Registrant. Simultaneously with the closing of the Exchange Agreement, Mr. Richard C. Fox resigned as a director and President and CEO of the Company, and Mr. Craig Fielding and Mr. Quentin Rickerby joined Mr. James D. Beatty as directors of the Company. In addition, Messrs. Fielding and Rickerby became CEO, and President and COO, respectively of the Company. For information concerning the new directors and officers of the Company see Item
5.02 of this Report -- Departures of Certain Directors; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

         As conditions to the closing of the transactions contemplated by the Exchange Agreement, (i) the Company changed its name from Implex Corporation to Consorteum Holdings, Inc., effective April 9, 2009, and (ii) the Company's trading symbol was changed from IMPL to CSRH on the Over the Counter Bulletin Board ("OTCBB") effective June 9, 2009.


                                  RISK FACTORS

         The following risk factors apply to the Company, its business, the industry in which it operates and the common stock and market in which it trades. They should be read carefully by anyone with an interest in our Company who should consider the information together with the other material in this Report. Some of the statements in "Risk Factors" are forward looking statements.

RISKS RELATED TO OUR BUSINESS OPERATIONS

THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN UNLESS WE RAISE SUBSTANTIAL AMOUNTS OF CAPITAL.


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         In its report dated February 19, 2009, the independent registered public accounting firm for Consorteum stated that the financial statements for the years ended June 30, 2008 and 2007 and for the period of inception (April 3, 2006) to June 30, 2008, were prepared assuming that Consorteum would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of cash flow constraints, an accumulated deficit of $1,864,746 at June 30, 2008 and recurring losses from operations. We continue to experience losses. Our ability to continue as a going concern is subject to the ability to generate a profit from new activities and/or obtain necessary funding from outside sources, including additional funds from the sale of the Company's securities or loans from financial institutions/individuals where possible. The continued operating losses and stockholders' deficit increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful, or that these funds will be available at the times or in the amounts required on terms acceptable to us.

WE HAVE A LIMITED OPERATING HISTORY

         Although we were incorporated in 2006, we are a development stage company. We have a limited operating history and will likely encounter the risks and difficulties frequently encountered by early stage companies. Such risks include, without limitation, the following:

         o amount and timing of operating costs and capital expenditures in relation to expansion of our business, operations, and infrastructure;
         o time line to develop, test, coordinate, market and sell our card programs and processing procedures;
         o negotiation and implementation of strategic alliances or similar arrangements with companies with sufficient resources to support our programs and processing transactions;
         o        need for acceptance of products;
         o ability to anticipate and adapt to a competitive market and rapid technological developments;
         o        dependence upon key personnel.

         We cannot be certain our strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected.

WE HAVE LIMITED SALES, MARKETING, AND DISTRIBUTION CAPABILITIES. WE WILL BE REQUIRED TO EITHER DEVELOP SUCH CAPABILITIES OR TO OUTSOURCE THESE ACTIVITIES TO THIRD PARTIES.

         We currently have limited sales, marketing and distribution capabilities. In order to succeed, we will be required to either develop such capabilities or to outsource these activities to third parties. We can provide no assurance that third parties will be interested in acting as our outsourced

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sales, marketing, and distribution arms on a timely basis, on commercially reasonable terms, or at all. If we are unable to establish sales, marketing, or distribution capabilities either by developing our own organization or by entering into agreements with others, we may be unable to successfully sell any products that we are able to begin to commercialize, which would have a material adverse effect upon our business, prospects, financial condition, and results of operations. Further, in the event that we are required to outsource these functions on disadvantageous terms, we may be required to pay a relatively large portion of our net revenue to these organizations, which would have a material adverse effect upon our business, prospects, financial condition, and results of operations.

RISKS RELATING TO THE CREDIT CARD AND TRANSACTION PROCESSING INDUSTRY

THE LEVEL OF TRANSACTIONS GENERATED BY OUR DIFFERENT CARD PROGRAMS IS SUBJECT TO SUBSTANTIAL SEASONAL VARIATION WHICH MAY CAUSE OUR QUARTERLY RESULTS TO FLUCTUATE MATERIALLY.

         Our experience is that the level of transactions is subject to seasonal variation. Transaction levels have consistently been higher in the last quarter of the year due to increased use of our prepaid credit card programs during the holiday season. Transaction levels are greater for our loyalty and reward programs during the second and third quarter of the year. The level of transactions drops in the first quarter, during which transaction levels are generally the lowest we experience during the year. As a result of these seasonal variations, our quarterly operating results, which depend in part on the number and value of the transactions processed, may fluctuate materially.

THE STABILITY AND GROWTH OF MULTIPLE TYPES OF CARD PROGRAMS DEPENDS ON MAINTAINING AGREEMENTS WITH SPONSORSHIP BANKS, SOFTWARE PROVIDERS AND PROCESSORS.

         All of our supplier agreements such as those with banks, processing companies and software companies, have expiration dates. Although our suppliers are generally obligated to renew our agreements, they may have the option not to do so. Therefore, one or more of our critical suppliers such as a bank or processing company may terminate its contract at expiration. Although we would have notice of any such decision, we may not be able to replace the relationship in a timely manner or on favorable economic terms or at all. The requirement to replace any critical supplier relationship would also generate additional costs in the replacement process. The inability to maintain or replace these agreements could have a material adverse effect on our business, and financial condition or results of operations.

WE DO NOT CONTROL THE TRANSACTION FEES FOR SOME OF OUR PROGRAMS IN THE MARKETS WHERE THEY OPERATE. THE INTERCHANGE FEES CHARGED AND SHARED ARE ESTABLISHED BY THE SPONSORING PROCESSORS OR FINANCIAL INSTITUTIONS.


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         The amount of fees we receive per transaction is set in the markets in which we do business. We have and will continue to have card acceptance agreements with some banks under which fees are set. Also, we derive a portion of our revenues from "interchange fees" that are set by processors, financial institutions and the major card associations. We are not in a position to influence these fees. A significant decrease in the interchange fee could adversely affect our revenues.

WE ARE DEPENDENT UPON ELECTRONIC FINANCIAL TRANSACTION PROCESSORS OR THE CARD ISSUING INSTITUTION TO PROVIDE ASSISTANCE IN OBTAINING SETTLEMENT OF FUNDS RELATING TO INTERCHANGE REVENUE AS WELL AS OTHER TRANSACTIONS FEES AGREED UPON.

         We have agreements in place related to transaction based fee revenues on credit and debit cards issued by banks. We also have in place arrangements for the settlement of these types of transactions, but in some cases we do not have a direct relationship with the card-issuing bank and we rely for settlement on the regulation rules that are administered by card associations (such as Visa or MasterCard and others). These contracts are typically terminable by a bank or processing company on 90 days notice. We have arrangements in place with our processing partners or card sponsoring institution to collect our fees via revenue splits at point of origin. The termination of a contract with any one of these parties could result in the loss of revenues.

A LACK OF BUSINESS OPPORTUNITIES OR FINANCIAL RESOURCES MAY IMPEDE OUR ABILITY TO EXPAND AT DESIRED LEVELS, AND OUR FAILURE TO EXPAND OPERATIONS COULD HAVE AN ADVERSE IMPACT ON ITS FINANCIAL CONDITION.

         Our plans and opportunities will be focused on card issuing, transaction process and financial services to our varied client base. The expansion and development of our business will depend on various factors including the following:

         o The demand for our card products, transaction processing and financial services product by the current markets.

         o The ability to form the appropriate relationships and obtain necessary approvals for the installation of our card programs.

         o The ability to install a transaction processing solution in an efficient and timely manner.

         o The ability to issue a sufficient numbers of cards which relate to loyalty, rebate, reward, prepaid and other card programs.

         o The availability of financing for the expansion of our business through partnerships, acquisition and hiring of additional personnel.

         o The increased acceptance of our card products in our target markets.


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         o        The increase of transaction fees revenue we receive.

         o The deployment of larger numbers of the different card types by us, and our different distribution channels

         o        The continued use of our card product by cardholders.

         We expect that transaction levels on a newly created card program in a developing market will not increase significantly. We will work to improve the levels of usage of the card products by acquiring high-quality clients and eliminating less-developed potential markets and adding new transactions types that are compatible with our different products. However, we may not be successful in materially increasing transaction levels through these measures.

OUR LOSS OF CURRENT RELATIONSHIPS WITH PROCESSORS, CARD PLANS AND FINANCIAL INSTITUTIONS WILL HAVE A MATERIAL ADVERSE EFFECT ON FUTURE REVENUES AND PROSPECTS.

         Our revenue will be derived primarily from fees paid by users of our card products, by fees shared between us and the processors and also by the interchange revenues shared with the major card plan providers. Therefore, our future success will be dependant on our ability to increase the transaction and fee revenues that are created which are greater than our expenses. There can be no assurances that our efforts to achieve this in the beginning will be successful.

WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY WITH THE LEADING SERVICE PROVIDERS WHO ARE MORE ESTABLISHED AND BETTER CAPITALIZED THAN US.

         We experience significant competition from banks, non-bank providers of card programs, major processors as well as multiple card program suppliers. Many of our competitors have materially greater financial resources than us and can therefore implement ever changing technological developments to meet the level of convenience that consumers demand. No assurance can be given that we will be able to compete successfully with our more established and better-capitalized competitors.

RISKS RELATED TO OUR SHARES

IN RECENT YEARS, THE STOCK MARKET IN GENERAL HAS EXPERIENCED PERIODIC PRICE AND VOLUME FLUCTUATIONS. THIS VOLATILITY HAS HAD A SIGNIFICANT EFFECT ON THE MARKET PRICE OF SECURITIES ISSUED BY MANY COMPANIES FOR REASONS OFTEN UNRELATED TO THEIR OPERATING PERFORMANCE. THESE BROAD MARKET FLUCTUATIONS MAY ADVERSELY AFFECT OUR STOCK PRICE, REGARDLESS OF OUR OPERATING RESULTS. THE MARKET PRICE OF OUR COMMON STOCK MAY FLUCTUATE SIGNIFICANTLY.

         The price of our common stock is quoted on the OTCBB and constantly changes. We expect that the market price of the common stock will continue to

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fluctuate. These fluctuations may result from a variety of factors, many of which are beyond our control. These factors include:

      o     quarterly variations in our financial results;

      o operating results that vary from the expectations of management, securities analysts and investors;

      o changes in expectations as to our business, prospects, financial condition, and results of operations;

      o     announcements by us or our competitors of material developments;

      o the operating and securities price performance of other companies that investors believe are comparable to us;

      o     future sales of our equity or equity-related securities;

      o changes in general conditions in our industry and in the economy, the financial markets and the domestic or international political situation;

      o     departures of key personnel; and

      o     regulatory and intellectual property considerations.

FUTURE SALES OF COMMON STOCK OR THE ISSUANCE OF SECURITIES SENIOR TO OUR COMMON STOCK OR CONVERTIBLE INTO, OR EXCHANGEABLE OR EXERCISABLE FOR, OUR COMMON STOCK COULD MATERIALLY ADVERSELY AFFECT THE TRADING PRICE OF THE COMMON STOCK, AND OUR ABILITY TO RAISE FUNDS IN NEW EQUITY OFFERINGS.

         Future sales of substantial amounts of our common stock or other equity-related securities in the public market or privately, or the perception that such sales could occur, could adversely affect prevailing trading prices of our common stock and could impair our ability to raise capital through future offerings of equity or other equity-related securities. We can make no prediction as to the effect, if any, that future sales of shares of common stock or equity-related securities, or the availability of shares of common stock for future sale, will have on the trading price of our common stock. There are currently 6,860,000 shares of our common stock available for sale.

OUR COMMON STOCK IS SUBJECT TO THE PENNY STOCK REGULATIONS THAT IMPOSE RESTRICTIONS ON THE MARKETABILITY OF OUR COMMON STOCK. AS A CONSEQUENCE, THE ABILITY OF OUR STOCKHOLDERS TO SELL SHARES OF OUR COMMON STOCK COULD BE IMPAIRED.


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         The Securities and Exchange Commission (the "Commission") has adopted regulations that generally define a "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share subject to certain exceptions that are not applicable to our company at present. Our common stock is subject to the penny stock rules that impose additional sales practice requirements on broker-dealers who sell these securities to persons other than established customers and accredited investors. The regulations require that prior to any transaction involving a penny stock, a risk disclosure schedule must be delivered to the buyer explaining the penny stock market and its risks. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase, and must have received the purchaser's written consent to the transaction prior to sale. As such the market liquidity for the common stock will be limited to the ability of broker-dealers to sell it in compliance with the above-mentioned disclosure requirements.

         You should be aware that, according to the Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

         o control of the market for the security by one or a few broker-dealers;

         o        "boiler room" practices involving high-pressure sales tactics;

         o manipulation of prices through prearranged matching of purchases and sales;

         o        the release of misleading information;

         o excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

         o dumping of securities by broker-dealers after prices have been manipulated to a desired level, which hurts the price of the stock and causes investors to suffer loss.

         We are aware of the abuses that have occurred in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, we will strive within the confines of practical limitations to prevent such abuses with respect to our common stock.

FAILURE TO REMAIN CURRENT IN REPORTING REQUIREMENTS COULD RESULT IN DELISTING FROM THE OVER THE COUNTER BULLETIN BOARD.

         Companies trading on the Over the Counter Bulletin Board ("OTCBB"), such as the Company, must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13, in order to maintain

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price quotation privileges on the OTCBB. If the Company fails to remain current in its reporting requirements, the Company could be delisted from the Bulletin Board.

         In addition, the Financial Industry Regulatory Authority ("FINRA"), which supervises the OTCBB, has adopted a change to its Eligibility Rule, in a filing with the SEC. The change makes those OTCBB issuers that are cited for filing delinquency in their Form 10-K/Form 10-Q three times in a 24-month period and those OTCBB issuers removed for failure to file such reports two times in a 24-month period ineligible for quotation on the OTCBB for a period of one year. Under this rule, a company filing with the extension time set forth in a Notice of Late Filing (Form 12b-25) is not considered late. This rule does not apply to a company's Current Reports on Form 8-K.

FAILURE TO MAINTAIN MARKET MAKERS MAY AFFECT VALUE OF OUR COMMON STOCK.

         If the Company is unable to maintain FINRA member broker/dealers as market makers, the liquidity of the common stock could be impaired, not only in the number of shares of common stock which could be bought and sold, but also through possible delays in the timing of transactions, and lower prices for the common stock than might otherwise prevail. Furthermore, the lack of market makers could result in persons being unable to buy or sell shares of the common stock on any secondary market. There can be no assurance the Company will be able to maintain such market makers.

SHARES OF OUR COMMON STOCK ELIGIBLE FOR FUTURE SALE MAY AFFECT MARKET PRICE.

         All the shares held by Consorteum Stockholders who received them in the Exchange Agreement transaction were issued in reliance on the section 4(2) exemption under the Securities Act of 1933. Such shares will not be available for sale in the open market without separate registration except in reliance upon Rule 144 under the Securities Act of 1933. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least six months, including persons who may be deemed affiliates of the Company (as that term is defined under that rule) would be entitled to sell within any three-month period a number of shares that does not exceed 1% of the then outstanding shares of common stock, provided that certain current public information is then available. If a substantial number of the shares owned by these stockholders were sold pursuant to Rule 144 or a registered offering, the market price of the common stock at that time could be adversely affected.


WE HAVE NEVER PAID ANY CASH DIVIDENDS BECAUSE WE HAVE NEVER HAD ANY EARNINGS, AND WE WILL NOT PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

         We have never paid any cash dividends on our common stock since we began our business operations because we have never had earnings from which any such dividends could be declared. Assuming we attain earnings in the future, we do not intend to pay cash dividends. We intend to retain future earnings, if

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any, for reinvestment in the development and expansion of our business. Any credit agreements which we may enter into with institutional lenders or otherwise may restrict our ability to pay dividends. Whether we pay cash dividends in the future will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements, and any other factors that the board of directors decides is relevant. See "Dividend Policy" and "Description of Securities - Common Stock".

                          BUSINESS OF CONSORTEUM, INC.

There follows a description of the business of Consorteum, the operating wholly-owned subsidiary of the Company.

WHAT IS CONSORTEUM, INC.?

         Consorteum, Inc. is a corporation organized under the laws of the Province of Ontario on April 3, 2006, with its corporate headquarters located at Suite 202, 2900 John Street, Markham, Ontario, L3R 5G3. Our telephone number is 1-866-824-8854 and our web site is www.consorteum.com.

WHAT WE DO:

         Consorteum, Inc. is a systems integrator within the Financial Services, Payment and Transaction Processing industries.

         Consorteum provides systems integration of electronic transaction processing solutions to healthcare, government, public and private sector companies. Our services provide customized, innovative technology solutions that create, augment and enhance customers existing financial, payment and transactional processing systems.

PAYMENT AND TRANSACTION PROCESSING INDUSTRY OVERVIEW

         Payment transaction processing (PTP) is the central component in a banking payment system that is responsible for executing, routing and monitoring payment transactions. Payment transactions in general involve payment orders in various forms and formats. Transaction processing involves updating the appropriate database records as soon as a transaction (order, payment, etc.) occurs.

         Transaction processing systems update constantly. At any given moment, someone may need an inventory balance, an account balance or the total current value of a financial portfolio. Also called "online transaction processing"
(OLTP), the OLTP market is a demanding one, often requiring 24 x 7 operation and the most reliable computers and networks. Together, payment transaction processing and transaction processing is referred to as "Processing".

         The Processing industry in North America and across the globe is made up of a number of organizations and infrastructures that process credit card, debit card and healthcare transactions as well as authorize these transactions

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for settlement of monies or information between two or more organizations.
`Processors', as they are traditionally known, have the capability of moving transactions in a digitized format to multiple settlement destinations. They traditionally contract to the banking industry (examples include Chase Paymentech and its affiliation with Chase Bank in the US and Scotiabank in Canada; Moneris to BMO and RBC in Canada, HSBC and Barclays Internationally), Processors can either be small, privately owned companies or larger, publicly traded companies, yet they are all `association members' of MasterCard or Visa, which means they can supply merchant discount rates (MDR) to their clients.

         In North America, there are three major Processors: Chase Paymentech, First Data and Global Payments. These three processors are quickly becoming worldwide processors as they move into the European and Asian marketplaces via acquisition and partnership. Processors in North America process in excess of 75 billion electronic payment transactions annually (6.25 billion per month, or 312,500,000 transactions every business day).

         There are also regional Processors in the North American market that provide the same key services as the three major processors mentioned above. Regional Processors have found ways of offering additional services that the majors cannot market because of scale and time factors.

         The Processing industry worldwide does not typically possess all the core competencies to provide and manage all the elements of an end-to-end, turnkey solution. With the development and introduction of the new EMV standards and the increased adoption of new card types such as prepaid credit cards, stored value cards and loyalty cards, the Processors simply don't have the infrastructure or software in place to process these types of transactions. As a result, they look to others to supply the technologies needed to process these types of transactions.

CARD INDUSTRY OVERVIEW

         The concept of using a card as a form of payment dates back to the late 1880's. The first card used in the United States was a fuel card in the 1920's that evolved over the years from paper and metal, to plastic. Large merchants issued the cards to their frequent customers and eventually started accepting other merchants' cards. Currently, the payment card industry encompasses debit, credit, stored value and prepaid cards. Our emphasis is on prepaid cards as described below.

HOW IS OUR BUSINESS ORGANIZED?

         The majority of Consorteum's initiatives use the `Prepaid Card' as the cornerstone. A Prepaid Card is similar to a traditional credit card except it is pre-loaded with the cardholder's personal funds, which he can then use wherever the payment card is accepted, including on the internet and abroad. There is usually no credit involved since the only money available to spend is the money the cardholder deposits to the card.


                                       12
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The Prepaid Card industry allows its customers to gain the desired convenience they may not otherwise be afforded where day to day banking needs are concerned. As a system integrator Consorteum has the ability to address the specific requirements of their day to day banking needs, through its relationships with multiple suppliers. Consorteum will initially target six key markets and will develop and implement financial services, stored value / prepaid cards, payment, and transaction processing solutions for these key areas:

                  1.  The Unbanked/Underbanked
                  2.  Check Cashing
                  3.  Loyalty Programs
                  4.  Payroll /Benefit
                  5.  Health and Wellness Processing
                  6.  Consumer Rebate Programs

         1.       THE UNBANKED/UNDERBANKED

         The unbanked/underbanked population includes individuals who receive government benefits, benefits payments, payroll checks, and other types of payments, but currently have minimal or no banking relationship

         Traditionally, banks have not focused on the unbanked/underbanked customer base due to increased costs and risks. It is very expensive to service customers via a branch teller, especially when that customer is carrying a zero balance. Banks charge an average of $8 - $15 per month for a zero balance checking account, an obvious deterrent for those who more often than not would carry a zero balance. In addition, the unbanked/underbanked usually do not qualify for credit cards and mortgages so banks have little opportunity to turn them into profitable customers.

         Due to increased credit requirements and security measures at banks, often the only alternative for the unbanked/underbanked is to use expensive check cashing outlets whose fees average 2% - 5% to cash a single paycheck. Many immigrant workers transfer funds each pay period to support relatives in foreign countries via check cashing outlets or wire transfers. Fees can amount to $60 per transfer, another major obstacle for the unbanked.

         Two-thirds of customers (the `underbanked') have bank accounts but seek more convenient financial services. The remaining customers (the `unbanked') have been ignored by mainstream financial institutions and seek alternatives to provide them with basic financial services.

         One potential market for our services in this area is the growing Hispanic population in the U.S., approximately 42.7 million people, which represents 14% of the total population. According to the July 1, 2004 U.S. Census, Hispanics are the country's largest minority. Approximately 73.7% of full time, year round Hispanic workers earn less than $35,000 per year. This is usually an indicator for consumers with little or no banking relationship who may rely on alternatives for their financial service needs. 66.9% of Hispanics in the U.S.

are originally from Mexico, with the second largest group originating from Central and South America (14.3%). In 2008, over $67.5 billion was transferred from the U.S. to Latin America and the Caribbean, and that same year, $25.1 billion went to Mexico alone.


2.       CHECK CASHING

         There are an estimated 13,000 check-cashing outlets ("CCO"s) in the U.S. cashing more than $80 billion worth of checks annually. Some 80 to 90 percent of these are payroll checks with an average size of $500 to $600. The balance is largely government benefits (social assistance, social security etc.), income-tax refunds, expense checks, medical benefits checks, insurance checks, and personal checks. CCO's do not require that a customer have a bank account to cash a check.

         According to a 2007 Federal Reserve Board's Survey of Consumer Finances, over 10% of families in the U.S. do not keep a checking account. The survey also indicated that the majority of these consumers are unbanked by choice. A disproportionate number of the unbanked are ethnic minorities. These unbanked millions often must rely on alternative ways to carry out basic financial transactions, such as cashing payroll checks and paying bills. Currently, the average unbanked individual spends 10 percent of their net income on alternative financial services.

         These check cashing services are provided primarily to lower and middle-income working individuals who are typically blue and white-collar workers involved in retail and service industries such as restaurants, hotels, auto repair, landscaping, daycare and line manufacturing. Many of these customers are also younger than the general population, regularly in need of financial services after normal banking hours, or living from "paycheck to paycheck".

         Over 30 million people cash checks annually at CCO's and 180 million checks are processed annually in the U.S. While fees vary by store outlet, the Financial Service Centers of America (FISCA) - an industry trade group representing CCO's and payday lenders - estimates U.S. annual check cashing revenues at over $1.6 billion. As of 2004, there were an estimated 1,200 check cashing/payday loan stores in Canada. A 2006 survey indicated that 7 per cent of Canadians have used a check cashing service in the past year.

3.       LOYALTY PROGRAMS

         Loyalty programs are marketing programs designed to enhance brand loyalty by cultivating an ongoing relationship between a marketer and his customer. Successful loyalty programs encourage the consumer to buy frequently, to increase the amount spent each time, and to concentrate all or most of their related purchases on that brand. In addition, they provide access to valuable demographic and purchasing information that can be leveraged to shape future campaigns. In 2006, loyalty programs were a $10 billion industry overall with

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

over 1.3 billion members - four times the total U.S. population - across 2250 separate loyalty programs.

         Most loyalty programs offer perks for membership in a club or program and reward purchases. Rewards may be based on the dollar value of purchases made or on the frequency of purchases. The most well known consumer loyalty programs are airline frequent-flyer programs that offer discounts against future travel called reward miles. Most large supermarket chains now have frequent-buyer clubs that offer no coupon discounts as well as newsletters and affiliate discounts.

         Loyalty program marketing tactics can include regular communication with customers such as reminder mailings, private credit cards, cross-sell and up-sell offers, satisfaction and opinion surveys, and collection of information for member databases. Loyalty programs may offer a discount on future purchases based on frequency of purchase, without regard to the dollar value of the purchase (these are also called frequent user programs). By offering frequency-based incentives, the marketer hopes to capture and maintain market share. Frequent user discount programs tend to increase spending because consumers will deliberately inconvenience themselves or buy more often than they need to earn the awards and status.

         Loyalty Programs often target the individual consumer and can be customized to target specific industries or merchants. Programs can offer rewards directly to consumers or business to business incentives to drive sales.

4.       PAYROLL /BENEFIT

         Debit and Credit is overtaking cash in transaction volume, generating large volumes of transaction fees, allowing branded, prepaid Consumer Financial Services such as payroll and benefits cards to be successful. It is estimated that there were 7 million payroll cards in circulation in the U.S. in 2006. The number of U.S. payroll cards is expected to increase to 17.5 million in 2010. Research done by the Aite Group projects spending through use of payroll cards will soar to $27.1 billion by 2009. Payroll and benefits cards provide employees and benefits recipients (many of whom are `unbanked' or `underbanked') with immediate access to their payroll or benefits payments. Cardholders can use their card at an ATM (Automatic Teller Machine), pay for purchases at the point-of-sale or pay bills online. Payroll and benefits cards are welcome everywhere credit cards are accepted worldwide, including Internet and mail order/telephone order (MOTO) merchants. Cardholders receive monthly statements and can obtain account information online, at ATMs, or by calling a toll-free number for customer service.

         Upon enrolment into the payroll or benefits program, the participant will receive a personalized, re-loadable prepaid payroll or benefits card. Each pay period, the participant's funds are automatically deposited into their individual card account by their program administrator. Cardholders use their cards to obtain cash and pay for purchases as they would with a traditional credit card. Corporate employers can offer the payroll cards to any or all of their employees.

         Unbanked consumers are the primary target audience, particularly part-time and temporary employees and employees without checking accounts, those who do not wish to use their checking accounts for direct deposit, and consumers who receive recurring benefits payments. Convenience-minded employees, with or without checking accounts, who elect to have a portion of their paycheck deposited onto a payroll card for budgeting purposes are also targets.

5.       HEALTH AND WELLNESS PROCESSING

         The growing Health and Wellness industry makes use of transaction processing in a number of fundamental ways. Transactions are generated by everything from documentation processing to information management, payment processing, and health and wellness payments. In 2007 there were almost a billion electronic media claims processed for Medicare alone in the U.S.

         The use of cards as a payment receipt methodology in healthcare is rapidly gaining acceptance due to its convenience and time saving benefits. Health insurance claims, disability payments, and structured settlement claims that are traditionally distributed by check can be replaced with a convenient re-loadable card.

6.       CONSUMER REBATE PROGRAMS

         Many consumer-focused companies provide cash back incentive programs to entice consumers to purchase their brand of products. For example, Sony might provide a $100 mail-in rebate when a consumer purchases a certain model of television. When the consumer applies for the mail-in rebate, the request is sent to a rebate processing company and a check is mailed to the recipient who cashes the check and spends the funds at their discretion. Rebate programs can be employed at the product level and/or at the store level, either locally or nationally.

         Across North America there are several rebate processing companies (Resolve, Continental Promotions Group, etc.). Together, these rebate processing companies issue millions of consumer rebate checks per year. For example, in 2006, 250 million rebate checks totaling $5 billion were issued to U.S. consumers.

         Many of the major retailers offering consumer mail-in rebate programs are looking for alternatives to their current cumbersome processes to help streamline these programs, making them less complicated and more user-focused. The current costs, processes and administration requirements needed to manage a typical mail-in rebate program can be significantly reduced by replacing mailed out checks with a simple, `one time' use gift/rebate cards.

WHAT ARE OUR CURRENT PROJECTS?

         Consorteum currently has five key initiatives. All five programs are expected to be partially deployed and underway by the fourth quarter of 2009, based on our current planning process. The following is a list of Consorteum's third party contract and internal initiatives.

MY GOLF REWARDS

         My Golf Rewards Inc. is a newly formed joint venture company incorporated in the Province of Ontario, to focus on customer retention through loyalty initiatives built specifically to target the international golf industry. To date Consorteum, Inc. has provided $250,000 of initial financing and owns a 49% stake in the joint venture. Part of the initial financing was used to acquire a loyalty engine technology license from FideliSoft, a Montreal, Quebec based loyalty and software provider. Under our license, the software also can be used for additional loyalty programs. Consorteum pays an annual licensing fee of $100,000 to FideliSoft Inc for the loyalty platform, divided into four equal payments of $25,000 payable quarterly, commencing October 1, 2009.

         My Golf Rewards membership cards are distributed to interested golfers via participating golf courses. Golfers who apply for membership receive a My Golf Rewards loyalty card. The reward funds on this card continue to re-populate with ongoing use and redemption. The distinctive appeal of the card is that its value is based on rewarding golfers for repeat spending. As such, members are encouraged to use the card continually (rather than discard it after initial use).

         As part of this initiative, ILS, our joint venture partner, provided the design of the program and the technical support. ILS and Consorteum are jointly responsible for ongoing development of new functionality enhancement. ILS is responsible for all direct golf course sales, marketing, customer service and terminal installations.

         As a participant in My Golf Rewards, Consorteum will oversee and have final say over all operational aspects of the program. This includes providing executive management of the company, project management, technology partner management, support, and provisioning of the initial launch terminals, and loyalty card purchasing.

         Phase 1 of the rollout will consist of two areas of focus: the first will be concentrated on 20 (minimum) courses to build brand awareness. To help with the adoption of the program, Consorteum will provide terminals (approximately $450 per terminal, for 20 terminals, a cost of $9,000) and cards (already purchased) to participating golf courses at no cost. Once the My Golf Rewards program has established itself within the industry, Consorteum will charge any new golf course an administration and set up fee to become part of the program. To enable customers to receive points throughout the golf courses facilities (pro shop, bar area, food and beverage cart) Consorteum anticipates the average golf course will require two or three terminals per location.

         Consorteum will be required to finance the following as part of its obligations to the joint venture: program manager, marketing collateral, software license, POS terminals, hosted database servers, ongoing course promotions team and technical support. We expect that program execution for stage 1, (focused on June - September 2009) will have a budgeted cost of $150,000. In addition we have a $100,000 annual licensing fee to Fidelisoft for the loyalty platform.

         My Golf Rewards charges the golf course a transaction fee each time the card is used. In addition My Golf Rewards charges a percentage fee of the total dollar points issued each time and a percentage fee of the dollar redemption amount.

MOBILE CHEQUE-IT

         Consorteum has signed a joint-venture agreement with 1510848 Ontario Inc., an Ontario Corporation, to provide check cashing services to the mobile coffee truck industry. It is anticipated that the joint venture will be called Mobile-Cheque It. 1510848 Ontario Inc. will be responsible for all sales and marketing, driver sign up, client application form collection and cashed check collection. Consorteum will be responsible for technical support, application development, administrative services, card management, day to day operation and the banking relationship.

         Many mobile coffee drivers offer check-cashing services to enable customers to pay off their weekly incurred tab. The average driver typically processes approximately 40 checks a month (with the average check being $500). Accordingly, many drivers carry a large amount of cash in their trucks to facilitate this check-cashing service.

         The Mobile Cheque-It joint venture will enable 1000 coffee truck vendors in Canada to provide real-time, remote check-cashing services directly from any coffee truck. Each driver will be outfitted with a wireless POS terminal (configured to load funds, in real time, on to a stored value prepaid card). Customers will be charged a 3% service fee of the check value ($500 average) for processing and loading funds onto their prepaid card. Drivers will also be able to use the wireless POS terminal to take debit or credit card payment directly.

         The first phase on the deployment process will be to five trucks for the beta test and to ensure all software and bank clearing of checks is seamless. The first initial beta trucks drivers will use the web browser on their cellular phone to activate the remote load on the prepaid MasterCard. The deployment will not require any funding for this phase. This will be a short term solution as the drivers will require a more functionable and streamlined process to a wireless POS terminal (Phase 2).

         Phase 2 will require the enabling of up to 1000 mobile trucks with POS terminals, The cost of these terminals will be approximately $500 per truck and will be either leased or rented to the drivers. Drivers not wishing to promote all services or rent a terminal will still be able to cash a check and load a card though the web browser on their cell phone at no cost to the driver. Expenses will be funded equally between Consorteum and 1510848 Ontario Inc., our joint venture partner.

         Consorteum's portion of deployment costs for this program is expected to cost approximately $100,000 in the first year. We estimate we will require one to two full time employees for supervision, accounting and periodic technical developments internally. Due to the anticipated amount of checks cashed and banking interaction, this program could be administratively heavy. Consorteum is responsible for the development and integration of the prepaid card reload applications into the POS terminal and provides the prepaid MasterCard product and any additional value added services.

         1510848 Ontario Inc. is responsible for all sales, marketing and check collection costs. Additionally they will be responsible to fund the inventory for the Leased or Rented POS terminals for the drivers

         All net revenues from the Mobile Cheque-It venture will be divided equally between Consorteum and 1510848 Ontario Inc. It is anticipated this joint venture will expand beyond Canada, into U.S., European and international markets throughout 2010-11.

         Under the joint venture agreement, Consorteum will receive revenues from several sources from this initiative. First, we will receive 50% of the 3% service fee charged to cash any check. Second, we will share equally in the revenues from monthly fees charged to any card holder for maintaining the prepaid card account. Third, we will receive an override commission on any prepaid cellular and long distance products sold.

AFFINITY MANAGEMENT LTD.

         Affinity Management provides national coalition buying programs across a spectrum of industries including chemical and horticulture companies. Consorteum has a contract in place with Affinity Management that allows them to resell our services to their coalition members. Affinity has been approved to resell our Prepaid Payroll Card and MDR programs and splits all revenues on a 50/50 basis with Consorteum.

         Consorteum has provided to Affinity Management a secured payroll/incentive card program and Merchant Discount Rate program for Affinity Management Ltd. to offer to their clients in the U.S. and Canada. Since this is a reseller agreement, Consorteum has no financial liability for this program and no cost outlay.

         Consorteum will receive 50% of all ongoing net revenues from cardholder fees charged on any payroll cards and 50% of all net revenues generated from the MDR for credit and debit card processing.

FIRST NATIONS FINANCIAL SERVICES (FN FINANCIAL SERVICES)

         Consorteum has entered into an exclusive contract with F.P. Financial Ltd. to provide for the deployment of a suite of financial services to First Nations (FN) people and merchants. First Nations are Canada's indigenous population. We will act as the systems integrator to deliver the necessary components that will allow FP Financial to provide products and services to First Nation Bands. These services may include but are not limited to, Point of Sale (POS), Merchant Discount Rates (MDR), Automated Teller Machines (ATM), Stored Value, Payroll or Benefit Cards and Insurance. Consorteum will contract to third parties the provision of the hardware and software necessary to fulfill its obligations under the terms of the FP Financial contract.

         The deployment will occur in stages. Initially, Consorteum will provide MDR and POS hardware to an initial group of First Nation's bands across Canada commencing in the third quarter of 2009. In the second phase 15,000 FN Benefits cards will be rolled out to the same select bands. FP Financial estimates that by the end of 2011, 300,000 benefits cards may be required. The FN Benefits card will be used to load government social assistance payments for First Nations People across Canada. This process will replace the current cumbersome manual check process.

         We estimate we will require two full time employees for the initial contractual obligation to manage the third party providers, deployment, sales and marketing support for the FN project. We estimate our first year costs associated with this project will be approximately $250,000. These costs do not include the purchase and installation of the hardware or the creation of the requisite software. Under our agreement with FP, all these expenses will be paid directly by FP to the third party providers.

         Consorteum will receive an ongoing revenue share based on its contract with FP Financial from fees charged to the card holder for usage. Within the contract there is additional provision for revenue share from every future product and services provided to FP Financial. The term of the contract between FP Financial and Consorteum is for an initial period of four years and renewable for two year intervals thereafter.

OUR SALES AND MARKETING STRATEGY

         Consorteum has a two stage approach to sales and marketing, Direct (Consorteum managed and run programs) and Indirect (third party client managed and run programs).

         Our methodology for deployment and/or initiation of a program is based on there being a qualified business problem, an identified solution, and a real client need. Consorteum evaluates the revenue potential, cost effectiveness, and profitability before proceeding.

Direct:
         Once a defined opportunity has been identified, Consorteum will create our own sales and marketing strategy. Depending on the program being launched and availability of funding, the following areas could be included in the marketing plan: publication media, web media, direct person-to-person promotions, printed collateral, sponsored sporting events, retail store

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

promotions, email, direct mail, radio or TV. The combination of plans utilized will depend upon our research concerning the most effective allocation strategies, supplemented by our experiences based on programs actually launched and developed.

Indirect:
         Our contracted clients are third party companies looking to resell our products or services to their customers, or who have contracted Consorteum to integrate a payment or transaction processing solution for them. A majority of our third party clients are either referred to us from existing industry partners or from our own direct sales efforts.

         We also have the ability to provide our third party clients with industry focused sales and marketing advice. Although Consorteum does not directly shape the marketing plans of our clients, we do provide marketing expertise to help maximize their promotional efforts to increase adoption of services.

OUR PRODUCTS

         We expect to create and distribute cards with a variety of functions and features that will depend upon the program to which they are addressed. A general description of various kinds of cards is set forth below; however, we do not currently have initiatives supporting all these varieties in place. Our ability to create different card types will depend upon a combination of client interest and initiatives and available funding sources.

LOYALTY CARDS:
         The Loyalty card enables the identification between the consumer and the loyalty provider. The card identifies the consumer accumulating points, or enables the recipient to redeem points for pre-selected award. The card also enables the loyalty/marketing provider to track the activity of their consumers spending habits and redemption activity.

RE-LOADABLE PREPAID CARD:
         Re-loadable prepaid cards are designed for people looking for multiple use functionality from their card. Many retailers offer re-loadable cards as a convenient way for their repeat spend customers to pay for products and services, while maintaining brand loyalty. Based on the specific program, these types of cards can be re-loaded at selected retail locations, on-line or at the bank.

PAYROLL CARDS:
         Each employee is issued his/her own stored value payroll card. The employer post funds electronically to the employee's personal card via standard direct deposit processes or by flat file to a secured website interface. Once funds are loaded, the employee has immediate access to his payroll funds no matter where he may be.

         Employees can purchase goods and services at those locations that accept any major credit cards (including online and phone purchases) or withdraw cash at most ATMs. Stored value cards are safer than cash, reduce risk for purchases made online or over the phone and provide peace of mind for people on the go.

         Payroll cards are ideal for temporary workers, students, or those who work remotely, as well as those who desire flexibility.

MERCHANT DISCOUNT RATES:
         Merchant Discount Rates are fees charged to a merchant in order to accept payment from any of the major credit card companies. Consorteum has established relationships with several large processors to purchase transaction processing at a competitive rate and offer these services to our clients.

BENEFIT CARDS:
         Prepaid benefit cards have been developed in order that federal, municipal, state and provincial governments can deposit social assistance payments direct onto a prepaid card, instead of issuing millions of manual checks to recipients.

         Healthcare Benefit cards are designed to be loaded with a monetary value by Healthcare benefit suppliers which allow there client to have control of their own benefit expenses

REBATE CARDS:
         Rebate cards are similar to a non re-loadable gift card. The card is issued to the recipient of the mail-in rebate instead of the traditional check process or restricted retailer gift card. The rebate card enables the mail-in recipient to use their rebate monies at any retail location, thus increasing customer satisfaction.

GIFT CARD, NON RE-LOADABLE:
         Non re-loadable gift cards normally have a preset denomination value and are designed as a one-time use, non-re-loadable card. These cards are traditionally designed for use at specific retail chains, closed loop, or open loop prepaid gift cards that can be used at any retail merchant that accepts major credit cards.

         Transaction levels have consistently been higher in the last quarter of the year due to increased use of our prepaid card programs during the holiday season. Transaction levels are greater for our loyalty and reward programs during the second and third quarter of the year.

HOW ARE WE PAID FOR OUR SERVICES?

Each of our programs has a different way for collecting fees for the service. The amount of fees we receive varies with each program and the specific solution being offered. In some cases the transaction fee charged is set in the markets in which we are doing business.

         In general, we receive a portion of the transaction and monthly fees generated by the end users card activity In most cases we do not receive these revenues directly from the card holders, as we generally do not have the direct relationship with them. We receive a percentage of the sums charged to the card holder by the issuing bank for the retention, maintenance, user fees and other expenses associated with cardholder ownership. We receive our allocated percentages of these collected fees each month from the issuing bank together with a statement calculating our fees. Various kinds of fees associated by type of card are described below; however, our participation in one or more of the kinds of fees associated with each card as well as the percentage of sharing of revenues will differ from client to client based upon our actual contract.


Card Programs: Most of the card programs are consumer based billing. This means the user of the card pays service fees for different functionality of the card. These fees could include Monthly Service fees, ATM fees, Balance inquiry fees, POS fees and others.

Loyalty Program: Fees for the loyalty programs are traditionally paid for by the retailer promoting the service. These could include administration fees, per transaction fees, reward issuing fees and reward redemption fees.

Merchant Discount Fees: The payment Processor charges the retail merchant a percentage of the transaction value for processing a specific card payment (VISA, MC, Debit). The processor pays Consorteum a percentage of net revenues generated from the fee charged to the merchant. We have and will continue to have card acceptance agreements with some banks under which fees are set.

WHAT REGULATIONS WILL OUR BUSINESS BE SUBJECT TO?

Due to the financial services focus of our business, Consorteum may be required to directly or indirectly conform to banking and Processing industry regulations. Our issuing banking and transaction Processing partners must comply with all federal and state/provincial banking regulations (eg. FDIC's "Regulation E" of the Electronic Funds Transfer Act) in addition to card association (eg. Visa, MasterCard, American Express, Discover) rules and regulations (eg. PCI Security Standards Council for payment account data security). Consorteum, as part of doing business with these partners, may have to comply with certain rules and regulations and/or insure our other business partners and clients properly collect, store, disseminate, and comply with certain portions of these rules and regulations on our issuing banking and Processing partners' behalf (eg. KYC "Know Your Customer"). Consorteum currently has no financial or licensing obligation to meet these compliance regulations. These regulations do change over time and vary from country to country.

INTELLECTUAL PROPERTY

         Currently, we do not own any intellectual property that is subject to protection under U.S. or Canadian patent, trademark or copyright law. We have a license to use certain programming in connection with the MyGolf Rewards project.

         Presently we have not design our own software programs for processing transactions. We do not believe that we will devote our efforts to creating any form of programming or other intellectual property that can be the subject of a patent application or other form of "strong" intellectual property protection.

         We seek to maintain certain intellectual property as trade secrets or proprietary information. The secrecy of this information could be compromised by third parties, or intentionally or accidentally disclosed to others by our employees, which may cause us to lose any competitive advantage we enjoy from maintaining these trade secrets. We will, however, require all employees to sign non disclosure and confidentiality agreements and take other steps to protect our corporate assets prudently.

WHO IS OUR COMPETITION?

         Competition for the various products and services that Consorteum supplies to its clients are generally supplied by a number of different sources. The major financial institutions around the globe could supply a partial or complete array of products that will be in direct competition with Consorteum. The large Processors such as Chase Paymentech, First Data and Global Payments also supply parts of the Consorteum solutions but generally do not offer a complete end-to-end solution. The individual card associations such as MasterCard, Visa and Discover can offer card programs such as prepaid credit cards and gift cards direct to their card users. There are also companies that supply stored value card programs, such as Incomm and eFunds; and there are also a number of loyalty and rewards program suppliers.

EMPLOYEES

         Consorteum currently operates with a total of 7 (seven) contract employees. These individuals are all full-time individuals and are all on Management Services Agreements. These are the only employees of the company.

MANAGEMENTS' DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

EXECUTIVE LEVEL OVERVIEW

         Consorteum, Inc. was incorporated under the laws of the Province of Ontario on April 3, 2006. On June 15, 2009, Consorteum became a wholly-owned subsidiary of the Company as a result of the closing under an agreement and plan of exchange pursuant to which all of the Consorteum. stockholders exchanged all of their issued and outstanding shares of Consorteum for an equivalent number of shares of common stock of the Company. As a result of the exchange agreement closing,

Consorteum, Inc. will function as the operating company and the Company will be a holding company.

         Consorteum. will focus on providing leading edge solutions to financial institutions, healthcare, government, public, associations, and private sector companies for electronic transaction processing and systems integration. Consorteum's services provide customized, innovative technology solutions that create, augment and enhance customers' existing systems. These enhancements and programs are aimed to serve underserved markets and provide equal opportunity for financial services to a greater audience. Consorteum works with a multitude of global technology partners that enable the company to create customized solutions for each of its clients across a broad spectrum of industries.

         Until this acquisition, Consorteum relied on financing from sales of its common stock to related parties and private lending arrangements with individual investors. Management believes this acquisition will provide working capital stability, allowing Consorteum to grow and meet its operational forecast. This being said, it is Management's opinion that Consorteum will be cash-flow positive in the first quarter of 2010.

         Consorteum has several contracts in place that will begin in the early third quarter of 2009. Consorteum will earn the majority of its revenue in the near future from debit and credit card transaction fees.

         The financial results of 2007 and 2008 are reflective of an early stage company that has been focused on growing the proper management team, putting infrastructures in place and seeking out an acquiring company.

LIQUIDITY AND CAPITAL RESOURCES

         As of June 30, 2008, Consorteum's fiscal year-end, Consorteum had $23,395 in total current assets, compared to total current assets of $6,232 as of June 30, 2007. The June 30, 2008 current assets were comprised of $16,049 in cash and $7,346 in accounts receivable. As at June 30, 2008, Consorteum fixed assets consisted of computer equipment valued at $19,643 less accumulated depreciation of $8,605.


RESULTS OF OPERATIONS

         Consorteum had revenues of $223,627 for the year ended June 30, 2008, compared with $8,830 for the year ended June 30, 2007. The majority of the revenue in 2008 was earned from a single customer.

         For the year ended June 30, 2008, Consorteum had a net loss of $999,247 compared to a net loss of $734,651 for the year ended June 30, 2007. The majority of this increase can be attributed to the costs associated with expanding initiatives, as well as the fees related to seeking out an acquiring company. Operating expenses increased from $584,713 for the year ended June 30, 2007 to $1,043,198 for the year ended June 30, 2008. The majority of this increase can be attributed to an increase in professional and consulting fees to assist Consorteum, in becoming a subsidiary of a publicly traded company.

OFF BALANCE SHEET ARRANGEMENTS

         The Company does not currently have any off-balance sheet arrangements.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

         The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and judgments that affect our reported assets, liabilities, revenues, and expenses, and the disclosure of contingent assets and liabilities. We base our estimates and judgments on historical experience and on various other assumptions we believe to be reasonable under the circumstances. Future events, however, may differ markedly from our current expectations and assumptions. While there are a number of significant accounting policies affecting our consolidated financial statements, we believe the following critical accounting policies involve the most complex, difficult and subjective estimates and judgments:

USE OF ESTIMATES:
         The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes. Actual results could differ from those estimates.

RISK AND UNCERTAINTIES:
         Factors that could affect the Company's future operating results and cause future results to vary materially from expectations include, but are not limited to, lower than anticipated retail transactions, and inability to control expenses, technology changes in the industry, relationships with processing agencies and networks, changes in its relationship with related parties providing operating services to the Company and general uncertain economic conditions. Negative developments in these or other risk factors could have material adverse affect on the Company's future financial position, results of operations and cash flow.

CASH AND CASH EQUIVALENTS:
         Consorteum considers all highly-liquid investments with a maturity of three months or less when purchased to be cash equivalents. There are no cash equivalents at March 31, 2009, June 30, 2008 and June 30, 2007.

EQUIPMENT AND DEPRECIATION:
         Equipment is stated at cost and is depreciated using the declining balance method over the estimated useful lives of the respective assets. Routine maintenance, repairs and replacement costs are expensed as incurred and improvements that extend the useful life of the assets are capitalized. When equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is recognized in operations.

REVENUE RECOGNITION:
         Consorteum derived the majority of its revenue in 2008 from a consulting contract with a single customer. Revenue was recognized on a completion of project basis. In the near future, it will be deriving the majority of its revenue from debit and credit card transaction fees, loyalty fees and consulting services. It will record this revenue on a transaction by transaction basis with long term recurring revenues.

FAIR VALUES OF FINANCIAL INSTRUMENTS

         Consorteum uses financial instruments in the normal course of its business. The carrying values of cash equivalents, accounts receivable, accounts payable, accrued expenses and other current liabilities approximate their fair value due to the short-term maturities of these assets and liabilities.

INCOME TAXES

         Consorteum accounts for income taxes using the liability method, which requires the determination of deferred tax assets and liabilities based on the differences between the financial and tax bases of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse. Deferred tax assets are adjusted by valuation allowance, if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

         Income tax provisions require the use of management judgments, which are subject to challenge by various taxing authorities. Significant estimates used in accounting for income taxes relate to determination of taxable income and the determination of temporary differences between book and tax bases.


PROPERTIES.

         Consorteum has a lease on office space at Suite 202, 2900 John Street, Markham, Ontario, L3R 5G3. This lease is for the period commencing May 15, 2009, and ending May 14, 2010. The property is 2231 square feet, at a rate of $3923.85 per month, inclusive of all fees and taxes.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CONTROL PERSONS

         Consorteum, Inc. has entered into management services agreements with each of three officers as follows:


(i) On April 3, 2006 Consorteum entered into a management services agreement with Craig Fielding, its CEO and a member of the board of directors of Consorteum and the Company under which Mr. Fielding is paid an annual salary of $150,000 and receives additional compensation aggregating $23,400. Mr. Fielding's salary has accrued from commencement of his management services agreement, is carried as a liability on the books of Consorteum and has not been paid. If Mr. Fielding leaves Consortuem he is entitled to a severance of $300,000.

(ii) On May 1, 2006 Consorteum entered into a management services agreement with Quentin Rickerby, its COO, President and a member of the board of directors of Consorteum and the Company under which Mr. Rickerby is paid an annual salary of $150,000 and receives additional compensation aggregating $23,400. Mr. Rickerby's salary has accrued from commencement of his management services agreement, is carried as a liability on the books of Consorteum and has not been paid. If Mr. Rickerby leaves Consorteum he is entitled to a severance of $300,000.

(iii) On May 1, 2006 Consorteum entered into a management services agreement with James D. Beatty Associates, Ltd., a corporation owned by Mr. James D. Beatty, a member and Chairman of the Board of Directors of Consortuem and the Company under which Mr. Beatty is paid an annual salary of $60,000 and receives additional compensation aggregating $16,800. Mr. Beatty's salary has accrued from commencement of his management services agreement, is carried as a liability on the books of Consorteum and has not been paid. If Mr. Beatty leaves Consorteum he is entitled to a severance of $60,000.


                           DESCRIPTION OF SECURITIES

         The Company is currently authorized to issue the following classes of stock: 100,000,000 shares of Common Stock, par value $0.001 per share, and (ii) 10,000,000 shares of preferred stock, par value $.001 per share. As of June 15, 2009, we have 46,859,750 shares of Common Stock issued and outstanding, and no preferred shares issued and outstanding.

PREFERRED STOCK

         Our Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized preferred stock, there can be no assurance that the Company will not do so in the future.

COMMON STOCK

         The holders of shares of Common Stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as the Board of Directors may from time to time determine. Upon liquidation, dissolution or winding up of the Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock at the time outstanding. No holder of shares of Common Stock has a preemptive right to subscribe to future issuances of securities by the Company. Holders of Common Stock are entitled to cast one vote for each share held of record on all matters presented to stockholders for a vote. There is no cumulative voting.

DIVIDENDS

         We have not paid any cash dividends on our Common Stock heretofore because we have not had any earnings from which dividends could be paid. We have no present intention of paying any cash dividends for the foreseeable future. Any determination to pay dividends in the future will be at the discretion of the board of directors.

LITIGATION

         We are not engaged in litigation, and we do not know of any threatened or pending litigation in which we will or may be made a party.

INDEMNIFICATION

         The Company's Certificate of Incorporation, as amended, contains provisions to indemnify the directors, officers, employees or other agents to the fullest extent permitted by the Nevada Private Corporations Law. These provisions may have the practical effect in certain cases of eliminating the ability of stockholders to collect monetary damages from directors and officers of the Company.

         The Nevada Private Corporations Law generally provides that a corporation is empowered to indemnify any person who is made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving, at the request of the corporation, in any of such capacities of another corporation or other enterprise, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Under Nevada law, a director or officer may not be indemnified where his act or failure to act constitutes a breach of is fiduciary duty and such breach involved intentional misconduct, fraud, or a knowing violation of law. This statute describes in detail the right of corporations such as our Company to indemnify any such person.

         Our Certificate of Incorporation and our By-laws provide generally for mandatory indemnification of our directors and officers to the fullest extent permitted under the Nevada Private Corporations Law if they have been successful in the defense of any claim asserted against them, and permissive indemnification for any claim asserted against them if it appears they acted in good faith and in a manner not opposed to the best interests of the Company. We are also permitted to indemnify all other persons whom we requested to act on behalf of the Company in the same manner. Our By-Laws permit us to advance expenses on behalf of any person, including officers and directors, with regard to any action or proceeding, provided that we receive an undertaking to repay all such advances if it is determined that such person was not entitled to be indemnified by us.

         We have entered into indemnification agreements with our directors and officers. The agreements provide that we will indemnify the indemnitee to the fullest extent permitted by applicable law against expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any civil or criminal action or administrative proceeding arising out of his performance of his duties as a director or officer of our company other than an action initiated by a director or officer. Such indemnification is available if the indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

         Under each indemnification agreement, the entitlement of a director or officer to indemnification shall be determined by a majority vote of a quorum of disinterested directors, or if such quorum either is not obtainable or so directs, by independent counsel or by our stockholders, as determined by such quorum of disinterested directors. Under certain circumstances, a party to the indemnification agreement will be conclusively presumed to have met the applicable statutory standard of conduct unless our board of directors, stockholders or independent legal counsel determines that the relevant standard has not been met. If a change of control of our company has occurred, the entitlement of such director or officer to indemnification shall be determined by independent counsel selected by such director or officer, unless such director or officer requests that either the board of directors or the stockholders make such determination.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 3.02 UNREGISTERED SALES OF SECURITIES.

         On June 15, 2009 the Company sold 39,999,750 shares of its common stock to the stockholders of Consorteum, in exchange for 39,999,750 shares of Consorteum, common stock which represented all of the issued and outstanding shares of common stock of Consorteum, The transaction was closed in accordance with the terms and conditions of the Exchange Agreement (see Item 2.01 to this Report) and was exempt by virtue of the operation of section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering.

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         (A) On June 19, 2009 the Company engaged SF Partnership, LLP as the principal accountant to audit its financial statements. In connection with the new engagement, there was no matter of disagreement between the Company and its former accountants.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

         (a) On June 15th, 2009 the Company underwent a change of control as a result of the closing under the Exchange Agreement described in Item 2.01 of this Report. As a result of the closing, all of the following occurred:

     (1)-(7) Mr. Richard C. Fox, the Company's President and CEO, and a member of the Board of Directors resigned. See Item 5.02 (b) and (c) below. At the closing Mr. Fox returned 23,000,000 shares of the Company's common stock he owned to the Company for cancellation in return for certain business plan and related intellectual property he had contributed to the Company.

         The persons named below acquired the number of shares of the Company's common stock set forth opposite their respective names. The shares received represent the percentages of the Company's voting stock indicated. The shares were issued at the closing of the Exchange Agreement in exchange for an equal number of the shares of Consorteum common stock held by the named Consorteum Stockholders. The consideration used by each control person is the number of shares of Consorteum common stock set forth opposite his name below:

                                                   Number of Consorteum
     Name                                          Shares Exchanged
     ----                                          ----------------
     Quentin Rickerby                                  9,786,035
     Craig A. Fielding                                 8,815,090
     James D. Beatty                                   1,500,000
     Peter Rickerby                                    4,165,000
     Henry Frank Fielding                              3,500,000


     Name and Address of              Amount and Nature of Beneficial           Percentage of Class
     Beneficial Owner (1)                      Ownership (2)
     -----------------------------------------------------------------------------------------------

     Quentin Rickerby,                       9,786,035 common shares                     21.0%
     42 Angus Meadow Drive,
     Markham, Ontario,
     Canada, L6C 1Z2
     -----------------------------------------------------------------------------------------------

     Craig A. Fielding,                      8,825,090 common shares                     18.83%
     464 Worthington Avenue,
     Richmond Hill, Ontario,
     Canada, L4E 4R6.
     ------------------------------------------------------------------------------------------------


     Peter Simpson                          100,050 common shares                         0.21%
     1440 Alfred Crescent,
     Burlington, Ontario.
     Canada, L7S 1K7
     ------------------------------------------------------------------------------------------------


     James D. Beatty,                     1,700,000 common shares                          3.6%
     46 Teddington Park Avenue,
     Toronto, Ontario,
     Canada, M4N 2C6.
     ------------------------------------------------------------------------------------------------


     Peter Rickerby,                      4,165,000 common shares                          8.9%
     21820- 46th Ave,
     Langley, BC.
     Canada, V4A 3J6.
     ------------------------------------------------------------------------------------------------


     Henry Frank Fielding,                3,500,000 common shares                        7.47%
     27 George Avenue,
     Great Harwood, Blackburn,
     Lancashire, U.K. BB6 7NR.
     ------------------------------------------------------------------------------------------------

     OFFICERS AND DIRECTORS             20,411,175 COMMON SHARES                         43.56%
     ------------------------------------------------------------------------------------------------

There was no cash consideration or other funds used in connection with the change of control. There are no arrangements or understandings among members of both the former and new control groups and their associates with respect to election of directors or other matters; provided, however, the Exchange Agreement contained as a condition to closing that Mr. Richard C. Fox would resign as a director, and as President and CEO of the Company at the time of the Exchange Agreement closing, and that Messrs. Craig Fielding and Quentin Rickerby would be appointed to the Company's Board of Directors. See Item 5.02 (b) and
(c) below.

ITEM 5.02. DEPARTURES OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(B) AND (C) On June 15, 2009 Mr. Richard C. Fox resigned his positions as a director, and as President and CEO of the Company as one of the conditions to closing under the Exchange Agreement. See Item 2.01. The persons named below were appointed as directors of the Company and to the executive officer positions set forth opposite their respective names. Mr. James D. Beatty remains as a director of the Company.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
MR. CRAIG A. FIELDING., B.A. - CEO AND DIRECTOR, AGE 44

From April 2006 to the present Mr. Fielding has served as a director and CEO of Consorteum, a company he co-founded. From January 2002 to February 2006 Mr. Fielding was part of the management team (Vice President of Sales) at Mint Technology Corp, a technology based company in Toronto. Prior to that he was Vice-President of Sales at Softtracks Enterprises from September 1999- November 2001, a startup company based in Vancouver, British Columbia From August 1989 to August 1999 Mr. Fielding worked in a number of Sales Management and Senior Management roles in North America with Xerox Canada Ltd .

MR. QUENT RICKERBY - PRESIDENT/COO AND DIRECTOR, AGE 43

Mr. Rickerby co-founded Consorteum in April 2006 and has been serving as Director, President and COO since inception. Mr. Rickerby has been in the payments and transactions industry for over 10 years and brings extensive management and sales experience in the gift, payroll prepaid card, transaction processing and financial services industry. From January 2003 to December 2005 Mr. Rickerby was part of the management team (Director of Sales) at Mint Technology Corp, a technology company based in Toronto. Prior to that, from March 1999 to September 2002 Mr. Rickerby worked as Director of Sales at Softtracks Enterprises, a start up company based out of Vancouver B.C in the wireless payment processing industry. Prior to that, Mr. Rickerby spent eight years working for two national wireless telecom companies in various management positions, including being part of the start up team for the launch of Clearnet Wireless in Western Canada.


MR. JAMES D. BEATTY, B.A., M.B.A. - CHAIRMAN AND DIRECTOR, AGE 64

From July 1982 to the present, Mr. Beatty has been the President and Chief Executive Officer of Trinity Capital Corporation, a private Canadian merchant bank. Mr. Beatty has served as the Executive Chairman of Consorteum since May 2006. From January 2005 to the present Mr. Beatty has also been the Chairman of Canary Resources Inc., a U.S. publicly traded coal bed methane company operating in Eastern Kansas and Western Missouri. From March 2006 until June 2008 Mr. Beatty served as Chairman of First Metals Inc. a Canadian base metals producer listed on the Toronto Stock Exchange.


MR. PETER SIMPSON, CMA - CHIEF FINANCIAL OFFICER, AGE 44

Mr. Simpson has been working with Consorteum as their CFO, since April 2006. Mr. Simpson received his professional accounting designation in 1990. Since that time, he has operated a successful consulting and accounting practice, working with small to medium sized businesses during rapid growth stages, creating and maintaining proper infrastructures and financial reporting. Another area of expertise for Mr. Simpson is in filing R&D tax credit claims with the Federal and Provincial government. Since 1989, Mr. Simpson has filed returns that total well over a million dollars in tax savings. Along with R&D tax credit claims, Mr. Simpson has acted as CFO for companies in the software, professional medical journal and manufacturing industries. During 2007/2008, Mr. Simpson assisted a client in successfully completing a buyout of their company.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding compensation paid by the company for services rendered for the fiscal year ended, June 30, 2008 to each of the individuals who served as Executive Chairman, Chief Executive Officer, Chief Operating Officer and President, and Chief Financial Officer (executives collectively referred to as the "Named Executives").

--------------------------------------------------------------------------------------------------------------------------
                                               SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------------------------------------------------
 NAME AND PRINCIPAL POSITION     YEAR         SALARY           STOCK          OPTION            ALL             TOTAL
                                                                                               OTHER
                                                              AWARDS          AWARDS        COMPENSATION
                                              ($)(1)            ($)            ($)             ($)(2)            ($)
------------------------------ --------- ----------------- -------------- --------------- ----------------- --------------
James D. Beatty, Executive       2008        $60,000             0              0             $16,800          $76,800
Chairman.
------------------------------ --------- ----------------- -------------- --------------- ----------------- --------------
Craig A. Fielding, Chief         2008        $150,000            0              0             $23,400         $173,400
Executive Officer
------------------------------ --------- ----------------- -------------- --------------- ----------------- --------------
Quentin Rickerby, Chief          2008        $150,000            0              0             $23,400         $173,400
Operating Officer, and
President.
------------------------------ --------- ----------------- -------------- --------------- ----------------- --------------
Peter Simpson, Chief             2009        $60,000             0              0                              $60,000
Financial Officer
------------------------------ --------- ----------------- -------------- --------------- ----------------- --------------

All outstanding unpaid executive salaries have been accrued in the audited financials.


(1) In order to retain the Named Executive Officers and retain continuity of management in the event of an actual or threatened change of control, the Company has entered into Management Service Agreements, and Consulting agreements with each of the Named Executive Officers. Each agreement sets for the severance benefits in the event of a change of control or termination without cause. The Service / Consulting agreements are attached for full disclosure.

(2) Represents monthly car allowance, and monthly home office expense allowance

                            POTENTIAL PAYMENTS UPON
                           TERMINATION OR CHANGE IN CONTROL

-------------------- -- ------------------ -- ------------- -- --------------- -- ----------- -- ------------
       NAME                 SEVERANCE           BENEFIT          RESTRICTED       EXCISE          TOTAL ($)
                                                                                  TAX GROSS
                           PAYMENT (1)        PLANS ($)(2)       STOCK (3)            UP
-------------------- -- ------------------ -- ------------- -- --------------- -- ----------- -- ------------

-------------------- -- ------------------ -- ------------- -- --------------- -- ----------- -- ------------
James D. Beatty,        $60,000                                                                  $60,000
Executive Chairman
-------------------- -- ------------------ -- ------------- -- --------------- -- ----------- -- ------------
Craig A. Fielding,      $300,000                                                                 $300,000
Chief Executive
Officer
-------------------- -- ------------------ -- ------------- -- --------------- -- ----------- -- ------------
Quentin Rickerby,       $300,000                                                                 $300,000
Chief Operating
Officer,  President
-------------------- -- ------------------ -- ------------- -- --------------- -- ----------- -- ------------

         The Company currently has the following forms of stock compensation, equity compensation, deferred compensation or other plan or pension in place for its directors, executive officers and employees of the Company: (i) 2008 Stock Option Plan of the Company and (ii) 2008 Employees Compensation and Stock Option Plan. The Company is authorized to issue up to a maximum of 2,500,000 shares of its common stock under each such Plan. No grants of any kind are issued and outstanding under either Plan.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired.

Consorteum, Inc. Consolidated Financial Statements at June 30, 2008 and June 30, 2007

(b) Pro forma financial information.

Pro forma combining balance sheet as as March 31, 2009.

Pro forma combining statement of operations as at March 31, 2009.

Notes to consolidated pro forma financial statements.

(d) Exhibits.



                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              CONSORTEUM HOLDINGS, INC.



                                              By: /s/ Craig Fielding
                                                  ----------------------------
                                                  Craig Fielding,
                                                  Chief Executive Officer

Dated: June 19, 2009

Index to Exhibits

(3)(i)   Articles of Incorporation of Consorteum, Inc. (filed herewith).

(3)(ii)  By-laws of Consorteum, Inc. (filed herewith).

10.4 Shareholder Agreement dated January 5, 2009 among Consorteum, Inc., Innovative Solutions, Inc., William Bateman and Michael Frasse (filed herewith).

10.5 Management Services Agreement dated April 5, 2006 between Consorteum, Inc. and FP Financial Services, Ltd. (filed herewith).

10.6 Management Services Agreement dated as of May 1, 2006 between Consorteum, Inc. and Craig Fielding (filed herewith).

10.7 Management Services Agreement dated as of May 1, 2006 between Consorteum, Inc. and Quentin Rickerby (filed herewith).

10.8 Management Services Agreement dated as of May 1, 2006 between Consorteum, Inc. and James D. Beatty and Associates, Inc. (filed herewith).

10.9 Joint Venture Agreement dated December 13, 2006 between Consorteum, Inc. and 1510848 Ontario, Inc. (filed herewith).

10.10 Amended and Restated Mangement Services Agreement dated January 16, 2007 between Consorteum, Inc. and FP Financial Services, Ltd. (filed herewith).

23.      Consent of SF Partnership, LLP, Chartered Accountants (filed herewith).

Index to Financial Statements                                             F-1

Report of Independent Registered Public Accounting Firm                   F-2

Consorteum, Inc. Balance Sheets at June 30, 2008 and June 30, 2007        F-3

Statements of Operations and Comprehensive Loss for the years ended
    June 30, 2008 and 2007, and Cumulative from Inception
    (April 3, 3006) Through June 30, 2008                                 F-4

Statements of Stockholders' Deficit For the Periods from Inception
   (April 3, 2006) Through June 30, 2008                                  F-5

Statements of Cash Flows For the Years Ended June 30, 2008
   and 2007 and Cumulative from Inception (April 3, 2006)
   Through June 30, 2008                                                  F-6

Notes to Financial Statements                                             F-7-23

Pro forma combining balance sheet as at March 31, 2009.                   PF-1

Pro forma combining statement of operations as at March 31, 2009.         PF-2

Notes to consolidated  pro forma financial statements.                    PF-3-4

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of CONSORTEUM INC.


         We have audited the accompanying balance sheets of CONSORTEUM INC. (A Development Stage Company) as of June 30, 2008 and 2007, and the related statements of operations and comprehensive loss, stockholders' deficit and cash flows for the years ended June 30, 2008 and 2007, and the period from April 3, 2006 (date of inception) through June 30, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Consorteum Inc. as of June 30, 2008 and 2007, and the results of its operations and its cash flows for the years ended June 30, 2008 and 2007, and the period from April 3, 2006 (date of inception) through June 30, 2008, in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage, has an accumulated deficit during the development stage, and has insufficient working capital to meet its planned business operations. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ SF Partnership, LLP

CHARTERED ACCOUNTANTS
TORONTO, CANADA
February 19, 2009


CONSORTEUM INC.
(A DEVELOPMENT STAGE COMPANY)
Balance Sheets
June 30, 2008 and 2007
(Expressed in U.S. Dollars)
                                                                              2008             2007

                                     ASSETS
CURRENT ASSETS
    Cash                                                                   $    16,049      $        --
    Accounts receivable, net (Note 4)                                            7,346            6,232
                                                                           ----------------------------

TOTAL CURRENT ASSETS                                                            23,395            6,232
INVESTMENTS IN AFFILIATED COMPANIES (Note 5)                                   118,557           15,159
EQUIPMENT, NET (Note 6)                                                         11,038           12,095
                                                                           ----------------------------

TOTAL ASSETS                                                               $   152,990      $    33,486
                                                                           ----------------------------

                                   LIABILITIES

CURRENT LIABILITIES
    Bank overdraft                                                         $        --      $     6,492
    Bank indebtedness (Note 7)                                                 122,588          117,325
    Accounts payable                                                           543,329          105,984
    Accrued liabilities                                                        772,140          393,837
    Loans payable (Note 8)                                                     557,128          281,580
    Due to stockholders (Note 9)                                                68,685           10,742
                                                                           ----------------------------

TOTAL CURRENT LIABILITIES                                                    2,063,870          915,960
                                                                           ----------------------------

TOTAL LIABILITIES                                                            2,063,870          915,960
                                                                           ----------------------------

COMMITMENTS AND CONTINGENCIES (Note 14)

                              STOCKHOLDERS' DEFICIT

CAPITAL STOCK
    Common stock, no par value per share; unlimited shares authorized;
       39,999,750 shares (2007 - 38,398,950 shares)
       issued and outstanding                                                   35,665           34,102
ACCUMULATED OTHER COMPREHENSIVE LOSS                                           (81,799)         (51,077)
ACCUMULATED DEFICIT DURING THE DEVELOPMENT STAGE                            (1,864,746)        (865,499)
                                                                           ----------------------------

TOTAL STOCKHOLDERS' DEFICIT                                                 (1,910,880)        (882,474)
                                                                           ----------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                $   152,990      $    33,486
                                                                           ============================

  (The accompanying notes are an integral part of these financial statements.)

                                      F-3



CONSORTEUM INC.
(A DEVELOPMENT STAGE COMPANY)
Statements of Operations and Comprehensive Loss
For the Years Ended June 30, 2008 and 2007, and Cumulative from Inception (April 3, 2006) Through June 30, 2008
(Expressed in U.S. Dollars)

                                                                                                Cumulative from
                                                                                                      Inception
                                                                                                 (April 3, 2006)
                                                             Year Ended          Year Ended             Through
                                                               June 30,            June 30,            June 30,
                                                                   2008                2007                2008

REVENUES                                                 $      223,627      $        8,830      $      245,836
                                                         ------------------------------------------------------

OPERATING EXPENSES
    Management and consulting fees                              706,438             366,299           1,173,161
    General and administration expenses                         183,332             167,350             372,963
    Provision for doubtful accounts                              99,738                  --              99,738
    Selling expenses                                             49,475              48,067              98,010
    Depreciation expense                                          4,215               2,997               8,211
                                                         ------------------------------------------------------

TOTAL OPERATING EXPENSES                                      1,043,198             584,713           1,752,083
                                                         ------------------------------------------------------

LOSS FROM OPERATIONS                                           (819,571)           (575,883)         (1,506,247)
                                                         ------------------------------------------------------

OTHER EXPENSES
    Equity in net loss of an affiliated company                (111,835)            (82,882)           (214,772)
    Write off of investment in an affiliated company            (34,633)            (44,150)            (78,783)
    Interest and financing costs                                (33,208)            (31,736)            (64,944)
                                                         ------------------------------------------------------

TOTAL OTHER EXPENSES                                           (179,676)           (158,768)           (358,499)
                                                         ------------------------------------------------------

NET LOSS                                                       (999,247)           (734,651)         (1,864,746)

Foreign currency translation adjustment                         (30,722)            (50,420)            (81,799)
                                                         ------------------------------------------------------

COMPREHENSIVE LOSS                                       $   (1,029,969)     $     (785,071)     $   (1,946,545)
                                                         ======================================================


LOSS PER SHARE (Note 12)
    BASIC                                                $        (0.03)     $        (0.02)
                                                         ==================================

    DILUTED                                              $        (0.03)     $        (0.02)
                                                         ==================================

(The accompanying notes are an integral part of these financial statements.)


                                      F-4



CONSORTEUM INC.
(A DEVELOPMENT STAGE COMPANY)
Statements of Stockholders' Deficit
For the Periods from Inception (April 3, 2006) Through June 30, 2008
(Expressed in U.S. Dollars)

                                                                                                       ACCUMULATED
                                                                                     ACCUMULATED          DEFICIT
                                                                                           OTHER        DURING THE          TOTAL
                                                            COMMON STOCK           COMPREHENSIVE       DEVELOPMENT   STOCKHOLDERS'
                                                      SHARES           AMOUNT               LOSS             STAGE         DEFICIT
                                                   --------------------------------------------------------------------------------


Balance -  Inception (April 3, 2006)                      --    $         --     $            --    $           --    $          --
  Stocks issued for cash                                  100              86                 --                --               86
  Stocks issued for services  rendered             27,964,350          25,126                 --                --           25,126
  Foreign currency translation  adjustment                 --              --               (657)               --             (657)
  Net loss for the period                                  --              --                 --          (130,848)        (130,848)
                                                   --------------------------------------------------------------------------------

Balance - June 30, 2006                            27,964,450          25,212               (657)         (130,848)        (106,293)
  Stocks issued for  services rendered (Note 13)   10,434,500           8,890                 --                --            8,890
  Foreign currency translation adjustment                  --              --            (50,420)               --          (50,420)
  Net loss for the period                                  --              --                 --          (734,651)        (734,651)
                                                   --------------------------------------------------------------------------------

Balance - June 30, 2007                            38,398,950          34,102            (51,077)         (865,499)        (882,474)
  Stocks issued for services rendered (Note 13)     1,600,800           1,563                 --                --            1,563
  Foreign currency translation adjustment                  --              --            (30,722)               --          (30,722)
  Net loss for the period                                  --              --                 --          (999,247)        (999,247)
                                                   --------------------------------------------------------------------------------


BALANCE - JUNE  30, 2008                           39,999,750    $     35,665    $       (81,799)   $   (1,864,746)   $  (1,910,880)
                                                   ================================================================================

                      (The accompanying notes are an integral part of these financial statements.)


                                                                  F-5


CONSORTEUM INC.
(A DEVELOPMENT STAGE COMPANY)
Statements of Cash Flows
For the Years Ended June 30, 2008 and 2007 and Cumulative from
Inception (April 3, 2006) Through June 30, 2008
(Expressed in U.S. Dollars)

                                                                                                    Cumulative from
                                                                                                          Inception
                                                                 YEAR ENDED         Year Ended      (April 3, 2006)
                                                                   JUNE 30,           June 30,              Through
                                                                       2008               2007        June 30, 2008
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                   $  (999,247)        $  (734,651)        $(1,864,746)
                                                               ---------------------------------------------------
    Adjustments for non-cash items:
       Equity in net loss of an affiliated company                 111,835              82,882             214,772
       Writeoff of investment in an affiliated company              34,633              44,150              78,213
       Depreciation                                                  4,215               2,997               8,211
       Stocks issued for services rendered                           1,563               8,890              35,579
    Changes in non-cash working capital, net of effects
      from acquisition:
      Accounts receivable                                           (1,114)             (5,288)             (7,346)
      Accounts payable                                             297,399              76,121             403,383
      Accrued liabilities                                          378,303             342,054             772,140
                                                               ---------------------------------------------------

NET CASH USED IN OPERATING ACTIVITIES                             (172,413)           (182,845)           (359,794)
                                                               ---------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Acquisition of equipment                                        (3,158)             (9,407)            (19,249)
    Acquisition of investment in affiliated companies             (115,621)           (171,295)           (286,916)
                                                               ---------------------------------------------------

NET CASH USED IN INVESTING ACTIVITIES                             (118,779)           (180,702)           (306,165)
                                                               ---------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from loans                                            275,548             281,580             557,128
    Proceeds from bank indebtedness                                  5,263             117,325             122,588
    Proceeds from bank overdraft                                        --               6,492               6,492
    Repayment of bank overdraft                                     (6,492)                 --              (6,492)
    Proceeds from issuance of capital stock                              --                  --                  86
    Due to stockholders                                            57,943                (405)             68,685
                                                               ---------------------------------------------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                          332,262             404,992             748,487
                                                               ---------------------------------------------------

EFFECT OF EXCHANGE RATE CHANGE ON CASH                             (25,021)            (41,463)            (66,479)
                                                               ---------------------------------------------------

INCREASE (DECREASE) IN CASH                                         16,049                 (18)             16,049

CASH - BEGINNING OF PERIOD                                              --                  18                  --
                                                               ---------------------------------------------------

CASH - END OF PERIOD                                           $    16,049         $        --         $    16,049
                                                               ===================================================

                      (The accompanying notes are an integral part of these financial statements.)

CONSORTEUM INC.
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements
June 30, 2008 and 2007
(Expressed in U.S. Dollars)



1.    ORGANIZATION, DEVELOPMENT STAGE ACTIVITIES, AND GOING CONCERN

      Consorteum Inc. (the "Company") was incorporated under the laws of the Province of Ontario on April 3, 2006.

      DEVELOPMENT STAGE ACTIVITIES

      The Company provides pioneering technology solutions and management expertise to companies and organizations looking to develop, streamline or augment their methods of processing payment transactions. It operates as a technology and services aggregator to meet the diverse needs of its client base by leveraging its wide-ranging partner technologies to develop end-to-end, turn-key card and payment transaction processing solutions.

      GOING CONCERN ASSUMPTION

      The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and discharge of liabilities in the normal course of business. The Company's negative working capital and accumulated deficit during the development stage raise substantial doubt as to its ability to continue as a going concern. As of June 30, 2008 the Company had a negative working capital of $2,040,475 (2007 - $909,728) and an accumulated deficit during the development stage of $1,864,746 (2007 - $865,499).

      The Company's continuance as a going concern is dependent on the success of the efforts of its Directors and principal stockholders in providing financial support in the short term; raising additional long-term equity or debt financing either from its own resources or from third parties; and the attainment of key contracts. In the event that such resources are not secured, the assets may not be realized or liabilities discharged at their carrying amounts, and differences from the carrying amounts reported in these financial statements could be material.

      The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the inability of the Company to continue as a going concern.

CONSORTEUM INC.
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements
June 30, 2008 and 2007
(Expressed in U.S. Dollars)



2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The accounting policies of the Company are in accordance with accounting principles generally accepted in the United States of America, and their basis of application is consistent with that of the previous year. Set forth below are the Company's significant accounting policies:

      a)    Equipment, Net

            Equipment is recorded at cost. Depreciation, based on the estimated useful life of the equipment, is provided at an annual rate of 30% based on the declining-balance method.

      b)    Impairment of Long-lived Assets

            In accordance with Statement of Financial Accounting Standard ("SFAS") No. 144, "ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS," long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The Company evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment. If there are indications of impairment, the Company uses future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are recoverable. In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value of asset less cost to sell. Management believes that no impairment existed as of June 30, 2008 other than those related to investments - see Note 5.

      c)    Revenue Recognition

            Revenue is recognized when services are provided and collection is reasonably assured.

      d)    Equity Investments

            Equity investments are entities over which the Company exercises significant influence but does not exercise control. These are accounted for using the equity method of accounting and are initially recognized at cost net of any accumulated impairment loss. The Company's share of these entities' profits or losses after acquisition of its interest is recognized in the statement of operations and cumulative post-acquisition movements are adjusted against the carrying amount of the investment. When the Company's share of losses of these investments equals or exceeds the carrying amount of the investment, the Company only recognizes further losses where it has incurred obligations or made payments on behalf of the affiliate.

            Joint ventures are entities over which the Company exercises control jointly with another party or parties. Joint ventures are also accounted for under the equity method as described above.

CONSORTEUM INC.
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements
June 30, 2008 and 2007
(Expressed in U.S. Dollars)



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

      e)    Income Taxes

            The Company accounts for income taxes in accordance with SFAS No. 109, "ACCOUNTING FOR INCOME TAXES." Deferred tax assets and liabilities are recorded for differences between the financial statement and tax basis of the assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is recorded for the amount of income tax payable or refundable for the period increased or decreased by the change in deferred tax assets and liabilities during the period.

      f)    Foreign Currency Translation

            In accordance with the provision of SFAS No. 52, "FOREIGN CURRENCY TRANSLATION," the Company, whose functional currency is the Canadian dollar, translates its balance sheet into U.S. dollars at the prevailing rate at the balance sheet date and translates its revenues and expenses at the average rates prevailing during each reporting period. Net gains or losses resulting from the translation of financial statements are accumulated and charged directly to accumulated comprehensive income or loss, a component of stockholders' equity or deficit. Gains or losses resulting from foreign currency transactions are included in earnings.

      g)    Comprehensive Income or Loss

            The Company applies the provisions of SFAS No. 130, "REPORTING COMPREHENSIVE INCOME." Unrealized gains and losses from foreign exchange translation are reported in the accompanying statements as comprehensive income (loss).

      h)    Earnings or Loss Per Share

            The Company accounts for earnings or loss per share pursuant to SFAS No. 128, "EARNINGS PER SHARE," which requires disclosure on the financial statements of "basic" and "diluted" earnings (loss) per share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the year. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding plus potentially dilutive securities outstanding for each year. There were no dilutive financial instruments issued or outstanding for the years ended June 30, 2008 and 2007.

CONSORTEUM INC.
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements
June 30, 2008 and 2007
(Expressed in U.S. Dollars)



2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

      i)    Use of Estimates

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. These estimates are based on management's best knowledge of current events and actions the Company may undertake in the future. Actual results may ultimately differ from those estimates. These estimates are reviewed on an ongoing basis and as adjustments become necessary, they are reported in earnings in the period in which they become known.

      j)    Recent Accounting Pronouncements

            In September 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 158, "EMPLOYERS' ACCOUNTING FOR DEFINED BENEFIT PENSION AND OTHER POSTRETIREMENT PLANS - AN AMENDMENT OF FASB STATEMENTS NO. 87, 88, 106, AND 132(R)" ("SFAS 158"). The Company is currently assessing the potential impact that the adoption of SFAS 158 could have on its financial statements.

            In February 2007, FASB issued SFAS No. 159, "THE FAIR VALUE OPTION FOR FINANCIAL ASSETS AND FINANCIAL LIABILITIES" ("SFAS 159"). SFAS 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS No. 159 applies to reporting periods beginning after November 15, 2007. The Company is currently assessing the potential impact that the adoption of SFAS 159 could have on its financial statements.

             In April 2007, the FASB issued a FASB Staff Positions ("FSP") on
            FASB Interpretation ("FIN") 39-1 ("FIN 39-1") which modifies FIN 39, "OFFSETTING OF AMOUNTS RELATING TO CERTAIN CONTRACTS" ("FIN 39"). FIN 39-1 addresses whether a reporting entity that is party to a master netting arrangement can offset fair value amounts recognized for the right to reclaim cash collateral (a receivable) or the obligation to return cash collateral (a payable) against fair value amounts recognized for derivative instruments that have been offset under the same master netting arrangement in accordance with FIN 39. Upon adoption of this FSP, a reporting entity shall be permitted to change its accounting policy to offset or not offset fair value amounts recognized for derivative instruments under master netting arrangements. The guidance in this FSP is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the potential impact of implementing this standard.

CONSORTEUM INC.
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements
June 30, 2008 and 2007
(Expressed in U.S. Dollars)



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

      j) Recent Accounting Pronouncements (cont'd)

            In December 2007, the FASB issued SFAS No. 160, "NONCONTROLLING INTERESTS IN CONSOLIDATED FINANCIAL STATEMENTS--AN AMENDMENT OF ACCOUNTING RESEARCH BULLETIN NO. 51" ("SFAS 160"). SFAS 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It also clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 also changes the way the consolidated income statement is presented by requiring consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. SFAS 160 requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated and requires expanded disclosures in the consolidated financial statements that clearly identify and distinguish between the interests of the parent owners and the interests of the noncontrolling owners of a subsidiary. SFAS 160 is effective for fiscal periods, and interim periods within those fiscal years, beginning on or after December 15, 2008. The adoption of SFAS 160 will have no impact on the Company's financial statements.

            In December 2007, FASB issued SFAS No. 141 (revised 2007), "BUSINESS COMBINATIONS" ("SFAS 141(R)"). This statement replaces SFAS No. 141, "Business Combinations" and requires an acquirer to recognize the assets acquired, the liabilities assumed, including those arising from contractual contingencies, any contingent consideration, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the statement. SFAS 141(R) also requires the acquirer in a business combination achieved in stages (sometimes referred to as a step acquisition) to recognize the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, at the full amounts of their fair values (or other amounts determined in accordance with SFAS 141(R)). In addition, SFAS 141(R)'s requirement to measure the noncontrolling interest in the acquiree at fair value will result in recognizing the goodwill attributable to the noncontrolling interest in addition to that attributable to the acquirer. SFAS 141(R) amends SFAS No. 109, "ACCOUNTING FOR INCOME TAXES," to require the acquirer to recognize changes in the amount of its deferred tax benefits that are recognizable because of a business combination either in income from continuing operations in the period of the combination or directly in contributed capital, depending on the circumstances. It also amends SFAS 142, "GOODWILL AND OTHER INTANGIBLE ASSETS," to, among other things, provide guidance on the impairment testing of acquired research and development intangible assets and assets that the acquirer intends not to use. SFAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company is currently assessing the potential impact that the adoption of SFAS 141(R) could have on its financial statements.

CONSORTEUM INC.
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements
June 30, 2008 and 2007
(Expressed in U.S. Dollars)



2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

      j) Recent Accounting Pronouncements (cont'd)

            In February 2008, FASB issued FSP on SFAS No. 140-3, "ACCOUNTING FOR TRANSFERS OF FINANCIAL ASSETS AND REPURCHASE FINANCING TRANSACTIONS" ("FSP SFAS 140-3"). The objective of this FSP is to provide guidance on accounting for a transfer of a financial asset and a repurchase financing. This FSP presumes that an initial transfer of a financial asset and a repurchase financing are considered part of the same arrangement (linked transaction) under SFAS No. 140, "ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES" ("SFAS 140"). However, if certain criteria are met, the initial transfer and repurchase financing shall not be evaluated as a linked transaction and shall be evaluated separately under SFAS No. 140. FSP SFAS 140-3 is effective for financial statements issued for fiscal years beginning after November 15, 2008, and interim periods within these fiscal years. Earlier application is not permitted. The Company is currently reviewing the effect, if any, the proposed guidance will have on its financial statements.

            In February 2008, FASB issued FSP SFAS No. 157-1, "APPLICATION OF FASB STATEMENT NO. 157 TO FASB STATEMENT NO. 13 AND OTHER ACCOUNTING PRONOUNCEMENTS THAT ADDRESS FAIR VALUE MEASUREMENTS FOR PURPOSES OF LEASE CLASSIFICATION OR MEASUREMENT UNDER STATEMENT 13" ("FSP SFAS 157-1"). FSP SFAS 157-1 amends SFAS 157 to exclude FASB Statement No. 13, "ACCOUNTING FOR LEASES," and other accounting pronouncements that address fair value measurements for purposes of lease classification or measurement under FASB Statement 13. However, this scope exception does not apply to assets acquired and liabilities assumed in a business combination that are required to be measured at fair value under FASB Statement No. 141, "BUSINESS COMBINATIONS," or SFAS 141(R), regardless of whether those assets and liabilities are related to leases. This FSP shall be effective upon the initial adoption of SFAS 157.

            In February 2008, FASB issued FSP SFAS No. 157-2, "EFFECTIVE DATE OF FASB STATEMENT NO. 157" ("FSP SFAS 157-2"). FSP SFAS 157-2 delays the effective date of SFAS No. 157, "FAIR VALUE MEASUREMENT," for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. It does not defer recognition and disclosure requirements for financial assets and financial liabilities, or for nonfinancial assets and nonfinancial liabilities that are remeasured at least annually.

CONSORTEUM INC.
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements
June 30, 2008 and 2007
(Expressed in U.S. Dollars)



2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

      j) Recent Accounting Pronouncements (cont'd)

            In March 2008, FASB issued SFAS No. 161, "DISCLOSURES ABOUT DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES--AN AMENDMENT OF FASB STATEMENT NO. 133" ("SFAS 161"). SFAS 161 requires enhanced disclosures about an entity's derivative and hedging activities and thereby improves the transparency of financial reporting. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Earlier application is encouraged. The Company is currently reviewing the effect, if any, the proposed guidance will have on its financial statements.

            In April 2008, FASB issued FSP SFAS 142-3, "DETERMINATION OF THE USEFUL LIFE OF INTANGIBLE ASSETS" ("FSP SFAS 142-3"). FSP SFAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, "GOODWILL AND OTHER INTANGIBLE ASSETS," ("SFAS 142"). The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS 141(R), and other U.S. generally accepted accounting principles. FSP SFAS 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The requirement for determining useful lives must be applied prospectively to intangible assets acquired after the effective date and the disclosure requirements must be applied prospectively to all intangible assets recognized as of, and subsequent to, the effective date. Early adoption is prohibited. The Company is currently reviewing the effect, if any, the proposed guidance will have on its financial statements.

            In May 2008, FASB issued FSP Accounting Principles Board ("APB") 141-1, "ACCOUNTING FOR CONVERTIBLE DEBT INSTRUMENTS THAT MAY BE SETTLED IN CASH UPON CONVERSION (INCLUDING PARTIAL CASH SETTLEMENT)" ("FSP APB 141-1"). FSP APB 141-1 clarifies convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) are not addressed by paragraph 12 of APB Opinion No. 14, "ACCOUNTING FOR CONVERTIBLE DEBT AND DEBT ISSUED WITH STOCK PURCHASE WARRANTS." Additionally, FSP APB 141-1 specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity's nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. FSP APB 141-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is not permitted. The Company is currently reviewing the effect, if any, the proposed guidance will have on its financial statements.

CONSORTEUM INC.
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements
June 30, 2008 and 2007
(Expressed in U.S. Dollars)



2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

      j) Recent Accounting Pronouncements (cont'd)

            In May 2008, FASB issued SFAS No. 162, "THE HIERARCHY OF GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" ("SFAS 162"). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles ("GAAP") in the United States of America (the GAAP hierarchy). SFAS 162 is effective 60 days following the U.S. Securities and Exchange Commission's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "THE MEANING OF PRESENT FAIRLY IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES." The Company is currently reviewing the effect, if any, the proposed guidance will have on its financial statements.

            In September 2008, FASB issued FSP No. 133-1 and FIN 45-4, "DISCLOSURES ABOUT CREDIT DERIVATIVES AND CERTAIN GUARANTEES: AN AMENDMENT OF FASB STATEMENT NO. 133 AND FASB INTERPRETATION NO. 45; AND CLARIFICATION OF THE EFFECTIVE DATE OF FASB STATEMENT NO. 161" ("FSP SFAS 133-1 and FIN 45-4"). FSP 133-1 and FIN 45-4 is intended to improve disclosures about credit derivatives by requiring more information about the potential adverse effects of changes in credit risk on the financial position, financial performance, and cash flows of the sellers of credit derivatives. It amends FASB Statement No. 133, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES," to require disclosures by sellers of credit derivatives, including credit derivatives embedded in hybrid instruments. FSP SFAS 133-1 and FIN 45-4 also amends FASB Interpretation No. 45, "GUARANTOR'S ACCOUNTING AND DISCLOSURE REQUIREMENTS FOR GUARANTEES, INCLUDING INDIRECT GUARANTEES OF INDEBTEDNESS TO OTHERS," to require an additional disclosure about the current status of the payment/performance risk of a guarantee. The provisions of the FSP SFAS 133-1 and FIN 45-4 that amend Statement 133 and Interpretation 45 are effective for reporting periods (annual or interim) ending after November 15, 2008. The Company is currently reviewing the effect, if any, the proposed guidance will have on its financial statements. The adoption of FSP 133-1 and FIN 45-4 will have no impact on the Company's financial statements.

            In October 2008, FASB issued FSP SFAS 157-3, "DETERMINING THE FAIR VALUE OF A FINANCIAL ASSET WHEN THE MARKET FOR THAT ASSET IS NOT ACTIVE" ("FSP SFAS 157-3"). FSP SFAS 157-3 clarifies the application of FASB Statement No. 157, "FAIR VALUE MEASUREMENTS," in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. FSP SFAS 157-3 is effective upon issuance, including prior periods for which financial statements have not been issued. The Company is currently reviewing the effect, if any, the proposed guidance will have on its financial statements.

CONSORTEUM INC.
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements
June 30, 2008 and 2007
(Expressed in U.S. Dollars)



2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

      j)    Recent Accounting Pronouncements (cont'd)

            In December 2008, FASB issued FSP SFAS 140-4 and FIN 46 (R)-8, "Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities" ("FSP SFAS 140-4 and FIN 46 (R)"). FSP SFAS 140-4 and FIN 46 (R) amends FASB SFAS 140, "ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES," to require public entities to provide additional disclosures about transfers of financial assets. It also amends FASB SFAS 46 (revised December
            2003), "CONSOLIDATION OF VARIABLE INTEREST ENTITIES," to require public enterprises, including sponsors that have a variable interest in a variable interest entity, to provide additional disclosures about their involvement with variable interest entities. Additionally, this FSP requires certain disclosures to be provided by a public enterprise that is (a) a sponsor of a qualifying special purpose entity ("SPE") that holds a variable interest in the qualifying SPE but was not the transferor (nontransferor) of financial assets to the qualifying SPE and (b) a servicer of a qualifying SPE that holds a significant variable interest in the qualifying SPE but was not the transferor (nontransferor) of financial assets to the qualifying SPE. The disclosures required by FSP SFAS 140-4 and FIN 46 (R)" are intended to provide greater transparency to financial statement users about a transferor's continuing involvement with transferred financial assets and an enterprise's involvement with variable interest entities and qualifying SPEs. FSP SFAS 140-4 and FIN 46 (R) is effective for reporting periods (annual or interim) ending after December 15, 2008. The Company is currently reviewing the effect, if any; the proposed guidance will have on its financial statements.

            In December 2008, FASB issued FSP SFAS 132 (R)-1, "EMPLOYERS' DISCLOSURES ABOUT POSTRETIREMENT BENEFIT PLAN ASSETS", ("FSP SFAS 132 (R)-1"). FSP SFAS 132 (R)-1 provides guidance on an employer's disclosures about plan assets of a defined benefit pension or other postretirement plan. It also includes a technical amendment that requires a nonpublic entity to disclose net periodic benefit cost for each annual period for which a statement of income is presented. FSP SFAS 132 (R)-1is effective for fiscal years ending after December 15, 2009. The adoption of FSP SFAS 132 (R)-1 will have no impact on the Company's financial statements.

CONSORTEUM INC.
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements
June 30, 2008 and 2007
(Expressed in U.S. Dollars)



3.    FAIR VALUE MEASUREMENTS

      The Company adopted SFAS 157, except as it applies to the nonfinancial assets and nonfinancial liabilities subject to FSP SFAS 157-2. SFAS 157 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability. As a basis for considering such assumptions, SFAS 157 establishes a three-tier value hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:

            Level 1 - Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

            Level 2 - Other inputs that are directly or indirectly observable in the marketplace.

            Level 3 - Unobservable inputs which are supported by little or no market activity.

      The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Cash, bank overdraft, bank indebtedness (Level 1), accounts receivable, due to stockholders, accounts payable, accrued liabilities, and loans payable (Level 2) are reflected in the balance sheets at carrying value, which approximates fair value due to the short-term nature of these instruments.


4.    ACCOUNTS RECEIVABLE, NET

                                                     2008              2007

       Accounts receivable - trade                 $ 98,855         $     --
       Accounts receivable - other                    7,346            6,232
                                                   -------------------------

                                                    106,201            6,232
       Less allowance for doubtful accounts         (98,855)              --
                                                   -------------------------

                                                  $   7,346         $  6,232
                                                   -------------------------

CONSORTEUM INC.
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements
June 30, 2008 and 2007
(Expressed in U.S. Dollars)



5.    INVESTMENTS IN AFFILIATED COMPANIES

                                                                         2008             2007

       Acquisition costs
          49% ownership interest in MyGolf Rewards Inc.             $ 343,502         $ 124,365
          40% units in FP Financial Ltd.                               83,360            46,930
                                                                    ---------------------------
         Total                                                        426,862           171,295
                                                                    ---------------------------
       Accumulated equity in net loss of MyGolf Rewards Inc.
         Balance, beginning of period                                (109,206)          (20,145)
         Equity in net loss for the period                           (111,835)          (82,882)
         Translation adjustment                                        (3,904)           (6,179)
                                                                    ---------------------------

         Balance, end of period                                      (224,945)         (109,206)
                                                                    ---------------------------

       Writeoff of investment in FP Financial Ltd.                    (83,360)          (46,930)
                                                                    ---------------------------

                                                                    $ 118,557         $  15,159
                                                                    ===========================


       Total assets and liabilities associated with the Company's equity investment in MyGolf Rewards Inc. are as follows:

                                    2008            2007

       Total assets             $ 32,343        $ 20,206
       Total liabilities        $500,447        $257,554

CONSORTEUM INC.
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements
June 30, 2008 and 2007
(Expressed in U.S. Dollars)



6.    EQUIPMENT, NET

      Equipment comprises the following:

                                                 2008                       2007
                                          Accumulated                Accumulated
                                 Cost    Depreciation      Cost     Depreciation
--------------------------------------------------------------------------------

       Computer equipment     $19,643        $  8,605    $16,331       $  4,236
                              -------------------------------------------------
       Net carrying amount                   $ 11,038                  $ 12,095
                                             =======                   ========

       Depreciation expense charged to operations amounted to $4,215 for the year ended June 30, 2008 (2007 - $2,997).

7.    BANK INDEBTEDNESS

      Bank indebtedness comprises of a demand loan facility in the amount of $122,588 (2007- $117,325). Interest is at Royal Bank of Canada's prime rate plus 2% per annum. The loan is secured by a general security agreement signed by the Company constituting a first ranking security interest in all personal properties of the Company and personal guarantees from certain stockholders. As at June 30, 2008 and 2007 the full amount has been drawn down.


8.    LOANS PAYABLE

      A loan of $166,719 (2007 - $Nil) is unsecured, non-interest bearing, with no fixed terms of repayment.

      The remaining loans bear interest at rates ranging from 12% to 18% per annum, are unsecured and mature between March and April 2009 (Note 16).

CONSORTEUM INC.
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements
June 30, 2008 and 2007
(Expressed in U.S. Dollars)



9.    DUE TO STOCKHOLDERS

      The amounts due to stockholders are interest-free, unsecured and have no fixed terms of repayment.


10.   RELATED PARTY TRANSACTIONS AND BALANCES

      The following were charged to the Company by certain stockholders for services provided:


                                           2008             2007

       a)        Management fees        $296,850        $264,900
                                        ========================
       b)        Allowances             $ 62,932        $ 56,159
                                        ========================


      These transactions were in the normal course of business and recorded at an exchange value established and agreed upon by the related parties.

      Included in accrued liabilities is $736,898 (2007 - $379,758) owed to certain stockholders for management fees, consulting fees and allowances.

      Included in accounts payable is $139,946 (2007 - $Nil) owed to MyGolf Rewards Inc., an affiliated company, as part of the Company's equity investment obligation (see Note 5).

CONSORTEUM INC.
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements
June 30, 2008 and 2007
(Expressed in U.S. Dollars)



11.   INCOME TAXES

      The Company's income tax expense is as follows:

                                                       2008           2007

       Expected income tax recovery at the
         statutory rate of 17.57% (2007- 18.62%)  $ 175,568        $ 136,792
       Permanent differences                             --           (2,263)
       Change in enacted tax rates                   (9,013)              --
       Effects of translation adjustments             1,029            1,730
       Change in valuation allowance               (167,584)        (136,259)
                                                  --------------------------

       Benefit from income taxes                  $      --        $      --
                                                  ==========================

      The components of deferred tax assets are as follows:

                                                      2008              2007

       Net operating loss carryforwards          $ 271,729         $ 129,965
       Investment in affiliated companies           54,169            29,072
       Equipment                                     1,512               789
       Valuation allowance                        (327,410)         (159,826)
                                                 ----------------------------

       Net                                       $      --         $      --
                                                 ===========================

      The Company has net operating loss carryforwards available to be applied against future years' income. Due to the losses from operations and expected future operating results, it is more likely than not that the deferred tax asset resulting from the tax losses available for carry forward will not be realized through the reduction of future income tax payments. Accordingly, a 100% valuation allowance has been recorded for deferred tax assets and current income taxes.

      As of June 30, 2008, the Company had $1,546,550 of Federal, Provincial and State net operating loss carryforwards available to offset future taxable income. Such carryforwards expire in:

                 2026        $105,521
                 2027         592,466
                 2028         848,563
                           ----------

                           $1,546,550
                           ==========

CONSORTEUM INC.
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements
June 30, 2008 and 2007
(Expressed in U.S. Dollars)



12.   LOSS PER SHARE

      The following table identifies the components of basic and diluted loss per share:


                                                                      2008                  2007

       Net loss                                          $        (999,247)     $        (734,651)
                                                         -----------------      -----------------

       Weighted number of average shares outstanding
       during the period - basic and diluted                    39,126,985             31,133,594
                                                         -----------------      -----------------

       Basic and diluted loss per share                  $           (0.03)     $           (0.02)
                                                         =================      =================

       13.     CASH FLOW SUPPLEMENTAL INFORMATION

      Non-cash financing and investing activities are as follows:

                                                                                     Cumulative from
                                                                                           Inception
                                                                                      (April 3, 2006)
                                                                                             Through
                                                                  2008         2007    June 30, 2008

       Issuance of shares for services rendered               $  1,563     $  8,890        $ 35,579
                                                              =====================================

       Acquisition of investment in an affiliated
         company through incurrence of liability              $139,946     $     --        $139,946
                                                              =====================================

CONSORTEUM INC.
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements
June 30, 2008 and 2007
(Expressed in U.S. Dollars)



13. CASH FLOW SUPPLEMENTAL INFORMATION (cont'd)

      During the period, the Company had cash flows arising from interest and income taxes paid as follows:

                                                   Cumulative from
                                                         Inception
                                                   (April 3, 2006)
                                                          Through
                             2008           2007    June 30, 2008

       Income tax        $    --        $    --           $    --
                         ========================================

       Interest          $10,359        $31,736           $42,095
                         ========================================


14.   COMMITMENTS AND CONTINGENCIES

      The Company leases an office space under a non-cancellable operating lease expiring in the next fiscal year. The Company's commitment for minimum rental payment for the next year is $12,480.

15.   FINANCIAL INSTRUMENTS

      Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from the financial instruments. The fair value of the financial instruments approximates their carrying values, unless otherwise noted.

      Financial risk is the risk that the Company's earnings are subject to fluctuations in interest risk or currency risk and are fully dependent upon the volatility of these rates. The Company does not use derivative instruments to moderate its exposure to financial risk, if any.

      CONCENTRATION OF CREDIT RISK

      SFAS No. 105, "DISCLOSURE OF INFORMATION ABOUT FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND FINANCIAL INSTRUMENTS WITH CONCENTRATION OF CREDIT RISK," requires disclosure of any significant off-balance-sheet risk and credit risk concentration. The Company does not have significant off-balance-sheet risk or credit concentration. The Company maintains cash with major financial institutions. From time to time, the Company has funds on deposit with commercial banks that exceed federally insured limits. Management does not consider this to be a significant credit risk as these banks and financial institutions are well-known.

CONSORTEUM INC.
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements
June 30, 2008 and 2007
(Expressed in U.S. Dollars)



16.   SUBSEQUENT EVENTS

      On various dates subsequent to June 30, 2008, the Company entered into amended agreements with lenders, who provided funds to the Company aggregating to $367,763 ($375,000 Canadian dollars) for the year ended June 30, 2008 to replace the terms of the original loans. Key features of the loan agreements include (a) a minimum repayment amounting to $433,960 ($442,500 Canadian dollars) and (b) repayment will commence in the second quarter of 2009. The Company has also committed to allocate 500,000 shares to one of the lenders in a planned reverse takeover when the deal is finalized. These shares will be subject to all regulatory requirements consistent with all other stockholders of the Company.

      On January 7, 2009, the Company entered into a Letter of Intent that was amended on February 4, 2009 so that it is a binding Letter of Intent to be superseded by a formal reorganization agreement for the reverse acquisition of Continan Communications Inc. by the Company and/or its stockholders.


                                  PRO FORMA COMBINING BALANCE SHEET

                                        AS AT MARCH 31, 2009


                                       Consorteum       Consorteum
                                          Inc.         Holdings Inc.
                                        March 31,        March 31,
                                          2009              2009                            Pro Forma
                                       (unaudited)      (unaudited)       Adjustments     (unaudited)
                                       -----------      -----------      -----------      -----------
ASSETS

Current
  Bank                                 $     4,309      $        --                      $      4,309
  Accounts Receivable                        6,356               --                             6,356
                                       -----------      -----------                       -----------
                                           10,665                --                            10,665
                                       -----------      -----------                       -----------
Other Assets
Deferred Offering Costs                         --           34,678                            34,678
Investment in Affiliated Companies          95,927               --                            95,927
                                       -----------      -----------                       -----------
                                            95,927           34,678                           130,605
                                       -----------      -----------                       -----------

Net Fixed Assets                             6,922               --                             6,922
                                       -----------      -----------                       -----------


                                       $   113,514      $    34,678                       $   148,192
                                       ===========      ===========                       ===========

LIABILITIES

Current
  Bank Indebtedness                    $    84,305      $        --                      $     84,305
  Accounts Payable                         609,600           50,643                           660,244
  Accrued Liabilities                      788,714               --                           788,714
  Loans Payable                            838,725               --                           838,725
  Due to stockholders                        2,046               --                             2,046
                                       -----------      -----------                       -----------
                                         2,323,390           50,643                         2,374,033
                                       -----------      -----------                       -----------

Long Term
  Loan                                          --           25,000                            25,000
                                       -----------      -----------                       -----------

    Total Liabilities                    2,323,390           75,643                         2,399,033
                                       -----------      -----------                       -----------

SHAREHOLDERS' EQUITY

  Capital Stock                        $    28,857      $    29,860          (29,860)     $    28,857

  Additional Paid-in Capital                    --           65,079          (65,079)              --
  Deficit                               (2,238,733)        (135,904)          94,939       (2,279,698)
                                       -----------      -----------                       -----------

                                        (2,209,876)         (40,965)                       (2,250,841)
                                       -----------      -----------                       -----------

                                       $   113,514      $    34,678                       $   148,192
                                       ===========      ===========                       ===========

                                                         PF-1


                             PRO FORMA COMBINING STATEMENT OF OPERATIONS

                                 FOR THE PERIOD ENDED MARCH 31, 2009


                                      Consorteum      Consorteum
                                         Inc.         Holdings Inc.
                                  Nine months ended  Three months ended
                                       March 31,        March 31,
                                          2009            2009                              Pro Forma
                                      (unaudited)      (unaudited)       Adjustments       (Unaudited)
                                      ----------        ---------         ---------         ---------

Revenue                               $     198         $      --                           $     198
                                      ---------         ---------                           ---------

Expenses

Amortization                              2,172                --                               2,172
Automobile and Travel                    36,275                --                              36,275
Bank Charges                              1,569                --                               1,569
Insurance                                   341                --                                 341
Professional Fees                       405,685            10,069           (10,069)          405,685
Management Fees                         192,953                --                             192,953
Rent & Utilities                         13,407                --                              13,407
Travel                                   16,980                --                              16,980
Interest on Loan                         65,143                --                              65,143
                                      ---------         ---------                           ---------
                                        734,526            10,069                             734,526
                                      ---------         ---------                           ---------



Net Loss                              $(734,328)        $ (10,069)                         $(734,328)
                                      =========         =========                           =========


Consorteum Holdings Inc.
Notes to Pro-Forma Consolidated Financial Statements
March 31, 2009(Stated in United States Dollars)
Unaudited

1.  Basis of Presentation

    A) These unaudited pro forma consolidated financial statements present the pro forma financial position and results of operations of the Company based upon historical financial information after giving effect to the transaction and adjustments as follows:

        1) On June 15, 2009 Consorteum Holdings Inc. (CHI) entered into an agreement and plan of exchange whereby CHI acquired 100% of the issued and outstanding shares of common stock of Consorteum, Inc. (Consorteum) from Consorteum's stockholders, by exchanging 39,999,750 shares of CHI common stock for an equivalent number of shares of common stock of Consorteum. The substance of CHI's share issuance and the proposed reorganization is a transaction which results in Consorteum's becoming a listed public entity through CHI's acquisition of Consorteum's net assets and Consorteum's recapitalization. While the balance sheet and the income statement are of CHI as a legal entity, the assets, liabilities, and dollar amounts attributed to share capital are those of Consorteum. Future CHI financial statements will present a continuation of Consorteum's business. CHI is accounting for this acquisition using the purchase method of accounting as if it had occurred at March 31, 2009 for these unaudited pro forma consolidated financial statements. CHI has recorded the investment in Consorteum and the issuance of shares as if it had occurred at March 31, 2009.

        2) Consorteum maintains its books and records in Canadian dollars. Balance sheet accounts are translated using closing exchange rates in effect at the balance sheet date. No representation is made that the Canadian dollar could have been, or could be, converted into United States dollars at the rates on the respective dates and or at any other certain rates. Adjustments resulting from the translation are included in the accumulated other comprehensive income
(loss) in stockholders' equity.

        3) The financial statements of CHI and Consorteum are prepared in accordance with accounting principles generally accepted in the United States of America.

    B) The pro-forma consolidated financial statements are based on the balance sheets of the following:

        1) CHI as at March 31, 2009 (unaudited)

        2) Consorteum as at March 31, 2009 (unaudited)


    C) The pro-forma consolidated balance sheet as at March 31, 2009 gives effect to the transactions as at March 31, 2009.

CONSORTEUM HOLDINGS INC.
Notes to Pro-Forma Consolidated Financial Statements
March 31, 2009
(Stated in United States Dollars)
Unaudited

1. Basis of Presentation (Cont'd)

    D) The pro-forma consolidated balance sheet are not necessarily indicative of the actual results that would have occurred had the proposed transactions occurred on the dates indicated and not necessarily indicative of future operations or financial position.

2. Pro-Forma Adjustments

    CHI's issuance of 39,999,750 shares to Consorteum's shareholders in exchange for all of Consorteum's outstanding shares results in this transaction being accounted for as an acquisition of CHI's net assets by Consorteum. Accordingly, the issuance of shares will be recorded by eliminating CHI's share capital and deficit, resulting in a net $94,939 increase to the pro forma share capital.